Exhibit 6.1

ACKNOWLEDGEMENT AND SETTLEMENT AGREEMENT

THIS ACKNOWLEDGEMENT AND SETTLEMENT AGREEMENT (this “Settlement Agreement”) is made and entered into as of July 1st, 2019 (the “Effective Date”), by and among (i) Emergent Technology Holdings LP, a Cayman Islands exempted limited partnership (“EmTech”), (ii) T Stamp Inc., a Delaware corporation (“TStamp”), and (iii) solely for purposes of Sections 5, 6, 7, 8 and 9, T Stamp LLC, a Delaware limited liability company (“TS LLC”). EmTech and TStamp are each referred to herein as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, (i) the Parties entered into a Subscription Agreement dated August 22, 2018, whereby TStamp agreed to issue and sell to EmTech 141.5 shares of common stock of TStamp (the “Acquired Shares”) in exchange for a cash contribution of $3,000,000, payable in instalments (the “Subscription Agreement”), and (ii) as of the date hereof, EmTech owes $500,000 to TStamp pursuant to the Subscription Agreement;

WHEREAS, (i) TStamp has notified EmTech that TStamp is the beneficial owner of 9.62 Class A Units of EmTech (the “Class A Units”) having assumed the rights and obligations of three of its Affiliates being Andrew Gowasack (“AG”), FSH Capital LLC (“FSH”) and Barbara Genner (“BG”) (jointly the “Assignors”) under Stock Purchase Agreements and related subscription agreements dated August 22, 2018, where the Assignors agreed to sell 279 shares of common stock of TStamp to EmTech in exchange for the issuance of the Class A Units.

WHEREAS, on the date hereof the Parties are executing a Technical Services Agreement in the form attached as Exhibit A hereto (the “TSA”), pursuant to which TStamp shall provide certain technical services to EmTech, as described in the statements of work attached to the TSA (the “SOWs”), for a total consideration of $274,593;

WHEREAS, (i) EmTech holds that certain Convertible Promissory Note, dated September 30, 2016, in the original principal amount of $500,000 issued by TStamp, and that certain Convertible Promissory Note, dated August 8, 2017, in the original principal amount of $2,000,000 issued by TStamp (collectively, the “Promissory Notes”), (ii) as of the date hereof, TStamp owes $2,748,611 to EmTech as principal and interest under the Promissory Notes;

WHEREAS, TStamp owes $137,935 to EmTech as reimbursement for expenses of TStamp and its affiliates previously covered by EmTech (the “Expense Reimbursements”);

WHEREAS, EmTech and TS LLC entered into a Voting Agreement dated August 22, 2018, whereby TS LLC made certain representations, warranties, covenants and agreements with respect to certain shares of common stock of TStamp acquired by EmTech (the “Voting Agreement”);

WHEREAS, the Parties wish to restructure their existing commercial relationship by (i) settling and extinguishing their respective payment obligations under the Subscription Agreement, the TSA, the Promissory Notes, and the Expense Reimbursements as provided in this Settlement Agreement, and (ii) entering into the TSA, the License Agreement in the form attached as Exhibit B (the “License Agreement”), the Referral Agreement in the form attached as Exhibit C (the “Referral Agreement”), and the Simple Agreement for Future Equity in the form attached as Exhibit D (the “SAFE” and together with the TSA, the License Agreement and the Referral Agreement, the “Transaction Agreements”);

WHEREAS, on the terms set forth in this Settlement Agreement, EmTech and TS LLC wish to terminate the Voting Agreement such that neither party shall have any obligation thereunder.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

Section 1.      Defined Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Subscription Agreement.

Section 2.      Settlement of Obligations. The Parties hereby agree and acknowledge that any and all of the following payment obligations (the “Extinguished Obligations”) are hereby settled and extinguished as of the Effective Date:

(a)                  EmTech’s outstanding payment obligations under Section 2 of the Subscription Agreement;

(b)                  EmTech’s payment obligations under the TSA in connection with services included in the SOWs;

(c)                  TStamp’s payment obligations under the Promissory Notes, which are henceforth deemed canceled; and

(d)                  TStamp’s obligation to repay any outstanding Expense Reimbursement.

Section 3.      Ownership of the Class A Units. EmTech agrees that it will record TStamp as the legal and beneficial owner of the Class A Units.

Section 4.      Survival. For the avoidance of doubt, the Parties expressly agree and acknowledge that (i) except as otherwise provided in this Settlement Agreement, the representations, warranties, covenants and related indemnification rights contained in the Subscription Agreement and the TSA shall remain in full force and effect in accordance with their terms, and (ii) the Acquired Shares remain duly authorized, validly issued, fully paid and nonassessable, and continue to be owned of record and beneficially by EmTech.

Section 5.      Execution of the Transaction Agreements. As consideration for the settlement and cancelation of the Extinguished Obligations, and as a condition to the effectiveness of this Settlement Agreement, the Parties shall execute and deliver each of the Transaction Agreements on the Effective Date.

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Section 6.      Termination of the Voting Agreement.

(a)                  Subject only to (b) and (c) below, EmTech and TS LLC hereby acknowledge and agree that, as of the date of this Settlement Agreement, the Voting Agreement is terminated and of no further use or effect, and that none of the parties thereby has any further rights or obligations under the Voting Agreement.

(b)                  EmTech hereby irrevocably appoints Andrew Gowasack as its proxy to vote its shares in TStamp at any meeting of TStamp’s shareholders (only) in favor of the following resolutions; provided, that such resolutions are consistent with EmTech’s rights under this Settlement and any of the Transaction Agreements:

(i)	Increase the authorized share capital of TStamp to a sufficient level to meet all outstanding obligations and permit the issue of new shares to raise up to $7,000,000 at a pre-money valuation of not less than $20,000,000;

(ii)	Issue new shares to raise up to $7,000,000 at a pre-money valuation of not less than $20,000,000; and

(iii)	Enter into a shareholders’ agreement containing customary terms, provided that such agreement does not have the effect of establishing rights (including without limitation, director appointment rights, distribution rights, veto rights, or similar governance rights) or otherwise benefit any shareholder or investor of TStamp or its subsidiaries in a manner more favorable in any material respect to such person than the rights and benefits established in favor of EmTech, unless, in any such case, EmTech is also provided with such rights and benefits.

(c)                  The aforementioned proxy shall expire on the earlier of the date that is six months from the Effective Date and the date on which such resolutions have been voted and approved by the TStamp’s shareholders (the “Proxy Expiration Date”).

(d)                  In the event that the appointment of Andrew Gowasack as a proxy is by any means terminated prior to the Proxy Expiration Date, EmTech irrevocably agrees that it will vote its shares in TStamp in favor of the resolutions set forth in (b) above at any meeting of TStamp’s shareholders held on or before the Proxy Expiration Date.

Section 7.      Mutual Release. By signing this Settlement Agreement, the parties hereby forever release, acquit and discharge each other from any and all obligations, claims, demands, actions, causes of action, costs, losses, expenses, attorneys’ fees, damages, liabilities, rights and remedies or other rights, known or unknown, at law, in contract, tort, equity or otherwise, which the parties may now have, may in the past have had, or may in the future have against such other Party, arising in any way out of or relating to the Extinguished Obligations or the Voting Agreement (collective “Claims and Obligations”); provided, however, that the foregoing mutual release (a) specifically excludes any Claims and Obligations arising in any way out of or relating to or under the surviving provisions of the Subscription Agreement pursuant to Section 3 above, and (b) is not and shall not be a bar to a claim, complaint, action, or proceeding for breach of the obligations under this Settlement Agreement or the Transaction Agreements.

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Section 8.      Confidentiality. Each of Parties and TS LLC represents and warrants that it will treat as strictly confidential (and has not and will not directly or indirectly disclose to any third party) the terms of this Settlement Agreement, or any communications, documents or negotiations that led to it, except as permitted in this Section 7. Each of the Parties may disclose the terms of this Settlement Agreement only (i) to their attorneys, accountants, and tax preparers when such information is reasonably required for the exercise of their professional duties to such parties; and (ii) in connection of a due diligence process related to an investment in such Party, or the sale, merger or acquisition of all or substantially all of the shares or the assets of such Party, provided such disclosure under either (i) or (ii) is subject to written or confidentiality obligations at least as restrictive as those set forth in this Section 7. The Parties and TS LLC acknowledge that no additional confidentiality agreement will be required when disclosing to licensed legal counsel and/or accountants working on behalf of a Party. The confidentiality obligations in this Section 7 do not apply to any party’s disclosure reasonably required by: (i) any order issued by a court of competent jurisdiction; or (ii) any applicable law; provided in either (i) or (ii) above that, to the extent permitted by applicable law, the disclosing party must, if legally permitted, first notify the other party and give the affected Party a reasonable opportunity to seek a protective order or other appropriate remedy prior to such disclosure.

Section 9.      Mutual Non-Disparagement. Each of the Parties and TS LLC agrees to refrain: (i) from any defamation, libel, or slander of the other party; and (ii) from any statements or conduct that disparage the business or reputation of the other party. This section shall not be construed to prevent either party from providing truthful testimony or responding accurately to a subpoena, subject to the confidentiality terms of this Settlement Agreement.

Section 10.    Miscellaneous.

(a)                  This Settlement Agreement supersedes all previous or contemporaneous agreements between the Parties relating to its subject matter and shall benefit and be binding upon the Parties hereto and their respective successors and assigns. In entering into this Settlement Agreement neither Party has relied on, and neither Party will have any right or remedy based on, any statement, representation or warranty (whether made negligently or innocently), except those expressly set out in this Settlement Agreement and the Transaction Agreements.

(b)                  If any provision of this Settlement Agreement is held for any reason to be invalid or unenforceable, such invalidity or unenforceability will not affect any of the other terms hereof, and this Settlement Agreement will be construed as if such unenforceable term had never been contained herein.

(c)                  This Settlement Agreement may be executed in any number of counterparts, and either party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The parties agree that the delivery of this Settlement Agreement may be effected by means of an exchange of emailed signatures.

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(d)                 This Settlement Agreement shall be governed by the laws of the State of New York, without regard to the laws regarding conflict of laws thereof that would require the laws of another jurisdiction to apply.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the date first written above.

EMERGENT TECHNOLOGY HOLDINGS LP

By:	/s/ Brent de Jong
Name:	Brent de Jong
Title:	Chairman

T STAMP, INC.

By:	/s/ Andrew Gowasack
Name:	Andrew Gowasack
Title:	President

T STAMP, LLC (SOLELY FOR PURPOSES OF
SECTIONS 5, 6, 7, 8 AND 9) )NS 55 6, 7, 8 AND 9)

By:	/s/ Gareth Neville Genner
Name:	Gareth Neville Genner
Title:	Manager

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EXHIBIT A

Technical Services Agreement

[Attached]

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TECHNOLOGY SERVICES AGREEMENT

This TECHNOLOGY SERVICES AGREEMENT (“Agreement”) is made as of the 1st day of July, 2019 (“Effective Date”) by and between T Stamp Inc., a Delaware corporation with offices at 75 5th Avenue, Suite 2290, Atlanta, GA 30305 (“Provider”) and Emergent Technology Holdings LP, a Cayman Islands limited partnership with offices at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands (“EmTech”). “EmTech” shall include EmTech and its Affiliates. EmTech and Provider are hereinafter collectively referred to as the “Parties” or each individually as a “Party”.

1.       Scope. Pursuant to the terms and conditions of this Agreement, Provider agrees to provide EmTech with certain services as mutually agreed upon by the Parties pursuant to Statements of Work hereunder.

2.       Definitions and Schedules.

2.1.       Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to those terms as hereinafter set forth:

2.1.1.       “Affiliate” shall mean any current or future third party that remains directly or indirectly controlling or controlled by or under direct or indirect common control thereof. For purposes of this definition, the term “control” (including the correlative meanings of the term “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such third party, whether through the ownership of voting securities or by contract or otherwise.

2.1.2.       “Copyright Act” means the Copyright Act of 1976, as amended, 17 U.S.C. §101, et. seq.

2.1.3.       “Deliverables” means: (a) Provider’s Work, and (b) Pre-existing Material, collectively.

2.1.4.       “Documentation” shall mean and include, without limitation, the specifications, user manuals, reference manuals, operating guides, release notes and design notes associated with the Services.

2.1.5.       “Effective Date” shall mean the date identified in the first paragraph above. In the event a court of competent jurisdiction finds the Effective Date to be invalid or unenforceable, the Parties agree that the Effective Date shall be deemed to be the date of the execution of this Agreement as determined by later signature set forth below.

2.1.6.       “EmTech Materials” means: (a) the Specifications, and (b) any materials and information provided by EmTech to Provider for inclusion in the Deliverables and to assist Provider in providing the Deliverables in accordance with the Specifications.

2.1.7.       “Pre-existing Material” means any and all materials previously supplied, supplied, or to be supplied, by Provider to EmTech pursuant to, or in furtherance of, its performance of this Agreement that are: (a) existing as of the Statement of Work Effective Date; (b) specifically identified as “Pre-existing Material” in the Statement of Work or (c) set out in the Schedule of Pre-existing Material attached hereto and marked as “Schedule A”.

2.1.8.       “Provider’s Work” means and includes any and all work product necessary to perform, and/or resulting from, the Services hereunder including, without limitation, any and all items made, designed, developed, conceived and/or reduced to practice by Provider pursuant to this Agreement.

2.1.9.       “Services” means the scope of work that is to be performed under this Agreement, as specified in the applicable Statement of Work.

3.       Term and Termination.

3.1.       Term. The term of this Agreement (“Agreement Term”) shall commence on the Effective Date and shall continue until the last day of that month that is five (5) years after the month in which the Effective Date falls; subject, however, to earlier termination as provided herein.

3.2.       Termination.

3.2.1.       Either Party may terminate this Agreement or any Statement of Work executed hereunder upon written notice if the other Party fails to carry out or discharge any of its material obligations herein and fails to correct such failure within a thirty (30) day cure period following written notice specifying such failure by the other Party. In the event EmTech terminates this Agreement pursuant to this Section 3.2.1, EmTech shall, in addition to its other rights under this Agreement, be entitled to receive a refund of any Service Fees paid for any current incomplete Statements of Work.

3.2.2.       In the event this Agreement or the licenses granted hereunder should ever become subject to U.S. bankruptcy proceedings, all rights and licenses granted under or pursuant to this Agreement are, and shall be deemed to be, license rights to “intellectual property” as defined in Section 365(n) of the Bankruptcy Code. The Parties agree that EmTech, as a licensee of such rights, shall retain and may fully exercise all of the rights and elections under Section 365(n) of the Bankruptcy code. Failure by EmTech to assert its rights to benefits provided by Section 365(n) will not be deemed a termination of this Agreement in the event it is rejected by Provider. Provider acknowledges that if it, as a debtor in possession or a trustee in bankruptcy in a case under the Bankruptcy Code, rejects this Agreement, then EmTech may elect to retain its rights under this Agreement with respect to the Licensed Software as provided in Section 365(n) of the Bankruptcy Code. The parties further agree that, in the event of the commencement of any bankruptcy proceeding by or against Provider under the Bankruptcy Code, EmTech shall be entitled to retain all of such rights under this Agreement. Provider agrees and acknowledges that enforcement by EmTech of any rights under Section 365(n) of the Bankruptcy Code in connection with this Agreement shall not violate the automatic stay of Section 362 of the Bankruptcy Code and waives any right to object on such basis. Upon rejection of this Agreement by Provider or the bankruptcy trustee in a bankruptcy case under the Bankruptcy Code and written request of EmTech to Provider or the bankruptcy trustee pursuant to Section 365(n) of the Bankruptcy Code, Provider or such bankruptcy trustee shall: (a) provide EmTech the materials that are the subject of the rights and licenses described in Article 5 and any intellectual property rights otherwise required to be provided to EmTech under this Agreement, or any agreement supplementary to this Agreement, held by Provider or such bankruptcy trustee; and (b) retain all of EmTech’s rights under this Agreement, and not interfere with the rights of EmTech provided in this Agreement or any other agreement supplementary to this Agreement, to the materials that are the subject of the rights and licenses described in Article 5, and any intellectual property rights provided under such agreements, including any right to obtain the materials as set forth in that are the subject of the rights and licenses described in Article 5 and any such intellectual property rights from another party.

3.2.3.       Continuity and Transfer of Services. After termination of this Agreement and/or an SOW, upon EmTech’s request, and at EmTech’s reasonable expense, Provider shall provide reasonable assistance to transfer Services to EmTech or its designee (including continued provision of all or a part of the Services during such transition for a reasonable period of time not to exceed 12 months) so as to avoid disruption in the performance of those Services.

4.       Services.

4.1.       Statements of Work. From time-to-time, EmTech may hereafter commission Provider, and Provider may accept such commission, to perform Services as the Parties hereinafter agree, subject to the terms and conditions of this Agreement. Such commission shall not be effective until the Parties have executed a written agreement that specifically describes the Services (each a “Statement of Work” or “SOW”). Each Statement of Work executed shall be binding, when duly executed by each of the Parties hereto and be incorporated into and collectively referred to as the “Agreement.” Deliverables will be designed and developed pursuant to the designs, specifications, and requirements set forth in the applicable SOW (“Specifications”).

4.1.1.       Pre-MVP. Until and including the final acceptance of Deliverables by EmTech (the “MVP Date”), Provider shall deliver complete copies of source code with respect to the Pre-existing Material and the Deliverables (such Source Code, the “EmTech Source Code”) from time to time as EmTech shall reasonably request and for acceptance of a milestone under the initial SOW, but not less frequently than monthly.

4.1.2.       Post-MVP. Subsequent to the MVP Date, Provider shall deliver complete copies of the EmTech Source Code as reasonably requested by EmTech and not less frequently than with the issuance of any software upgrades with respect to the Pre-existing Material or Deliverables.

4.1.3.       EmTech Source Code Rights. EmTech may use the EmTech Source Code, including software upgrades, and any derivative works and improvements developed with respect thereto in accordance with rights granted under Section 5.

4.1.4.       Certain Circumstances. Upon EmTech’s request, Provider shall promptly deliver a complete copy of the EmTech Source Code in the event of any one or more of the following: (a) termination of this Agreement pursuant to Section 3.2, (b) Provider’s refusing, failing or being unable to fulfill its material obligations under the initial SOW or applicable SOW or being in material breach of the SOW and failure to remedy such breach under the terms of the SOW, (c) entry of an order for relief with respect to Provider under Chapter 7 of the Bankruptcy Code or any similar proceeding initiated under the law of any jurisdiction; (d) filing and pendency of a motion, or entry of an order, for rejection by or on behalf of Provider or its estate of this Agreement under Section 365 of the Bankruptcy Code; (e) the making by Provider of a general assignment for the benefit of creditors; (f) the appointment of a receiver or trustee for the benefit of creditors generally or for liquidation of Provider’s business or property; (g) action by Provider under any state, federal or foreign insolvency or similar law for the purpose of its liquidation; (h) Provider’s failure to continue to do business in the ordinary course; or (i) Provider’s material failure to provide, support and maintain the Pre-existing Material or the Deliverables in whole or in part.

4.2.       Exclusivity. The Provider hereby represents and warrants that currently it does not nor will it render any comparable service as the Services being provided hereunder to (a) any company that participates in the supply chain of physical gold, in the marketing or trading of gold or gold products, or in the tracking, digitization or tokenization of gold, or (b) in respect of identifying kilobars or any gold product, evidencing and tracking the provenance of gold, or tokenizing the ownership of, or transactions in, gold. This obligation shall survive the termination of this Agreement until the later of (i) the date that is 3 (three) years after the termination date, and (ii) the date that is 5 (five) years after the Effective Date. The Parties agree that this Section 4.2 shall take precedence over, and cannot be altered by, any Statement of Work issued pursuant to this Agreement.

4.3       Compliance with Trade and Economic Sanctions Laws. Parties shall comply with all trade and economic sanctions programs, including trade and economic sanctions maintained by the Office of Foreign Assets Control (“OFAC”) and similar Laws of countries where Provider is located and where Provider personnel will be traveling or performing Services. Parties shall not engage in any conduct that would cause Provider to violate applicable foreign sanctions programs.

4.4       Compliance with Export Controls Laws. Parties shall comply with all applicable U.S.A. export and re-export control Laws, including the Export Administration Regulations (“EAR”) maintained by the U.S.A. Department of Commerce. EmTech shall not directly or indirectly export, re-export, transfer, divert, or otherwise dispose of any EmTech-Furnished Items (including products derived from, based on, or otherwise incorporating a EmTech-Furnished Item) to any destination or Person prohibited by the Laws of the U.S.A., without obtaining prior authorization from the competent Government Body authorities as required by those Laws. To the extent applicable to Services and Deliverables, Provider shall provide EmTech with (1) the applicable Export Control Classification Number (“ECCN”) for Services and Deliverables that include software, hardware, technical data, goods, or services that are controlled by the EAR, including the ECCN of components incorporated in a Deliverable if the ECCN of that component differs from the ECCN of the Deliverable in which it is incorporated, (2) the applicable U.S.A. Census Bureau Schedule B Commodity Code for each item, (4) the applicable Harmonized Tariff Schedule (HTS) Code for each item, (3) the country of origin of each item, and (5) any analogous classification under any other applicable Law for each item.

5.       Title and Ownership Rights.

5.1.       Rights in Deliverables. Provider and EmTech hereby agree that all right, title and interest throughout the world in and to all Deliverables shall belong solely to Provider subject to the licenses granted to EmTech under this Agreement.

5.1.1.       Except as otherwise provided in each Statement of Work, Provider shall grant to EmTech a perpetual, exclusive, royalty-free, fully paid-up, transferable, unlimited, irrevocable and worldwide license right, to use the Deliverables.

5.1.2.       Provider hereby agrees with respect to the Deliverables, that, upon their creation, all materials, including all inventions, it shall develop, in whole or in part, solely or jointly with others, whether or not during normal working hours, resulting from the tasks assigned to the Provider by EmTech under this Agreement, and all intermediate and partial versions thereof, including all copies of same, in whatever medium fixed or embodied, shall be the sole property and Confidential Information of EmTech. Deliverables shall include, but not be limited to, code, data, reports, schematics, research, flow charts, notes, outlines, formulae, processes, algorithms and the like created in connection therewith, whether or not protected by copyright, patent, trademark law, or any similar intellectual property law. Provider will fully document and promptly communicate to EmTech all Deliverables created by Provider. Within the meaning of the US Copyright Act of 1976, all copyrightable aspects of the Deliverables shall be considered “works made for hire,” EmTech shall be deemed to be the “author” of all such works and Provider hereby expressly disclaims any interest in any of them. Provider hereby delivers and assigns, and agrees to assign, to EmTech, free and clear of all liens and encumbrances, all its global rights, title and interests in and to all aspects of the Deliverables and its related intellectual property rights, for all forms and media, whether or not now existing, including, without limitation, any right to collect for past damages for the infringement or unauthorized use of such Deliverables. Provider waives any moral right claims it may have in the Deliverables and consents to EmTech assumption of such moral rights. Provider shall cause its agents and Affiliates supplying Services to fulfill the same delivery and assignment obligations to EmTech, in an executed writing to the benefit of EmTech, and shall indemnify EmTech for Provider’s failure to do so. All of Provider obligations outlined in this section shall be continuous, and Provider shall deliver, assign and perfect all intellectual property rights relating to the Deliverables for each Statement of Work, and any of Provider’s other related obligations thereto, pursuant to the terms of this section. Furthermore, at EmTech’s request and expense, Provider shall timely assist EmTech in perfecting, registering and enforcing all intellectual property rights relating to the Deliverables in any and all countries. For the avoidance of doubt, Emergent shall have the right to copy, reproduce, prepare derivative works upon, distribute copies of, display, and perform the Pre-existing Material for internal use by Emergent and its affiliates. In addition, Emergent shall have the right to transfer, including via license and sublicense, the Pre-existing Material to the extent they are incorporated into or included with the gold bar identification project.

5.1.3.       As further described in the License and Assignment Agreement between the Parties of even date, Provider has granted to EmTech a perpetual, non-exclusive, royalty-free, fully paid-up, irrevocable and worldwide license right, to use the Pre-existing Materials, as may be updated from time to time, within its own business or those of its affiliates. No Statement of Work issued hereunder shall decrease or diminish such license grant to EmTech.

5.1.4.       If Provider has any rights to the Deliverables that cannot be assigned to EmTech, Provider unconditionally and timely assist EmTech, and/or any party designated by EmTech, to (i) perfect and/or register all copyrights and other rights and protections relating to any Deliverable, throughout the world, (ii) obtain extensions and renewals of any such registrations, and (iii) from time to time enforce all copyrights and other intellectual property rights and projections relating to any Deliverable throughout the world. Provider further agrees to have Personnel likewise engage in the aforesaid acts if requested by EmTech and, if required, to execute, or to have Personnel execute, individual waivers and/or deeds of assignment of the copyright, patent, trademark and other rights in any works or materials created pursuant to this Agreement. Provider hereby irrevocably designates and appoints EmTech and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file, any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Provider.

5.2.       Rights in the EmTech Materials. Provider and EmTech hereby agree that all right, title and interest throughout the world in and to all the EmTech Materials shall belong solely to EmTech subject to the licenses granted to Provider under this Agreement.

5.2.1.       EmTech hereby grants to Provider a limited, non-exclusive, non-transferable, royalty-free, fully-paid license to use the EmTech Materials to develop the Deliverables.

5.3.       Escrow Agreement. Provider shall establish an escrow agreement to which Provider, EmTech and a mutually acceptable escrow agent will be parties (the “Escrow Agreement”) with EmTech contracting with and making payment directly to the escrow agent. Provider shall place a copy of the source code for the Pre-existing Material and all documentation and source code, tools, libraries, schematics and commentary for the Deliverables that is necessary for a programmer of reasonable skill to provide normal support and/or maintenance to the Deliverables (the “Non-EmTech Source Code”) into escrow pursuant to the Escrow Agreement and such copy shall be available to EmTech as further set forth in this Agreement upon the occurrence of any of the Release Conditions. (If Provider and Escrow Agent include other beneficiaries under the Escrow Agreement, a separate copy of the Non-EmTech Source Code will remain deposited for the benefit of EmTech under the Escrow Agreement.) Provider shall update the escrowed materials promptly to account for new releases and versions of the Pre-existing Material, but not less than monthly. The Escrow Agreement and initial deposit shall be executed and occur not later than 30 days from the Effective Date. The Escrow Agreement shall provide for release to EmTech of the Non-EmTech Source Code only upon the occurrence of one or more of the Release Conditions. Provider shall also create and deposit into escrow pursuant to the Escrow Agreement a list and description of all third party materials used or to be used in connection with the Deliverables and shall deposit with the Escrow Agent any and all software updates with respect to the Non-EmTech Source Code during the Term. The term “Release Conditions” shall mean (i) the termination of this Agreement by EmTech for cause pursuant to Section 3.2.1; (ii) the commencement of any bankruptcy or insolvency proceeding where Provider is named as debtor, or a general assignment made by Provider for the benefit of its creditors, or the suspension or termination of Provider’s on-going business operations, or the transfer by Provider of all or substantially all of the assets or obligations associated with or set forth in this Agreement to a third party (except pursuant to a permitted assignee hereunder).

5.3.1.       Relation to EmTech Source Code. The EmTech Source Code is to be delivered directly to EmTech pursuant to Section 5.3 and in no event shall the EmTech Source Code be delivered into any escrow for the benefit of any party other than EmTech.

5.3.2.       License of Non-EmTech Source Code. EmTech shall have the right, and to the maximum extent required is hereby granted a perpetual, exclusive, royalty-free, fully paid-up, transferable, unlimited, irrevocable and worldwide license, to disclose and display to authorized programmers, all such portions of the Non- EmTech Source Code, upon its release from escrow, that an authorized programmer would reasonably need to complete both an estimate for and the performance of services to maintain and use and otherwise employ the Non-EmTech Source Code, subject only to Article 5. If EmTech selects such authorized programmers to perform the services to maintain, use or otherwise Employ the Non-EmTech Source Code following its release from escrow, EmTech shall have the further right to deliver and disclose the Non-EmTech Source Code to the selected authorized programmers for the purpose of allowing the authorized programmers to make modifications and enhancements to, and create derivative works and improvements of, the Pre-existing Material and the Deliverables (including adding to the Deliverables modules or features of the Software not previously included in the Deliverables), the right, title and interest in and to all of which shall vest in EmTech, subject only to Article 5.

6.       Fees

6.1.       Fees. In consideration of the Providers performance of the Services, EmTech agrees, subject to the terms and conditions in this Agreement, to pay Provider the fees for future Services in the amounts as set forth in the particular Statement of Work(s) (“Fees”).

6.2.       Provider Withholding. Provider is responsible for withholding and payment of taxes pertaining to Personnel, including but not limited to national, federal, state or provincial withholding taxes, FICA, FUTA and any other applicable taxes.

7.       Invoices and Payment.

7.1.        Invoices.

7.1.1.       Provider shall invoice EmTech at monthly intervals or as otherwise expressly set forth in the relevant SOW. Provider shall submit invoices to EmTech’s Accounts Payable Department as identified in the applicable SOW and shall send an electronic copy of each invoice to the following email address: ap@emergenttech.com

7.1.2.       Unless prohibited by law, Provider shall separately indicate on its invoices any taxes imposed on the sale or delivery of goods or Services and the jurisdiction to which the tax will be remitted. Provider shall remit all taxes paid by EmTech to the appropriate taxing authority. Upon the request of EmTech , Provider shall provide written evidence that Provider is properly licensed to collect the taxes paid by EmTech. EmTech will not pay any taxes imposed on Provider nor shall EmTech be held liable for any such taxes.

8.       Representations and Warranties. The Parties acknowledge that Provider’s willingness and ability to provide the Services of the quality and at the levels specified herein are the essence of this Agreement. Accordingly, the following provisions shall apply:

8.1.       Accurate Information and Authority. Each Party represents and warrants to the other Party that that all information that it has submitted heretofore and contemporaneously is true and accurate in every material respect and that it has the right to enter into this Agreement and perform its obligations hereunder.

8.2.       Resources and Personnel. Provider represents and warrants to EmTech that all services performed pursuant to this Agreement shall be performed in a competent and workmanlike manner in accordance with industry standards, using no less than reasonable care.

8.3.       Media and Documentation. Provider represents and warrants that any media used to store and deliver Services to E shall be free from defects in manufacture and material. Any Documentation furnished as part of this Agreement will be in form and substance at least equal to comparable materials generally in use in the industry and will accurately reflect all of the substantive functionality of the Services, providing sufficient instructions to allow EmTech to operate the Deliverables to their full functionality and capacity. If at any time such original Documentation is revised or supplemented by additional Documentation, thereupon Provider shall deliver to EmTech copies of such revised or additional Documentation at no charge in quantity equivalent to the quantity of such original Documentation then in EmTech ’s possession. EmTech shall have the right to reproduce or modify all Documentation supplied hereunder, provided such reproduction or modification shall be solely for the purpose(s) set forth herein.

8.4.        Performance. Provider represents and warrants to EmTech that the Services shall: (a) be free from defects in manufacturing and workmanship; and (b) perform and function substantially in conformance with the descriptions, specifications and Documentation.

8.5.        No Infringement. Provider represents and warrants to EmTech that: (a) the Services; and (b) the performance by Provider or Personnel of any services pursuant to this Agreement, in each instance will not in any way constitute an infringement or other violation of any copyright, trade secret, trade dress, trademark, patent, invention, mask work, proprietary information, nondisclosure or other right of any third party. Provider further agrees that it shall notify EmTech , in writing, of any regulatory issues, arbitration, or litigation, pending or active, that may affect Provider’s performance or ability to perform under this Agreement or any Statement of Work, promptly upon learning of same, but in any event no later than twenty (20) days after Provider becomes aware of such matters.

8.6.       Code Integrity. Provider represents and warrants to EmTech that no software contained in any Deliverable will contain any feature, code or instructions (including any code or instructions provided by third parties) that may be used to access, modify, delete, damage, or disable any computer, associated equipment, computer programs, data files or other electronically stored information operated or maintained by EmTech including, without limitation: (a) software locks, drop dead devices, back doors, time bombs, keys, or other software routines which may disable a computer program automatically with the passage of time or under the positive control of a person other than EmTech ; or (b) any form of virus, a Trojan horse, worm or other software routines or hardware components which may: (i) permit unauthorized access, or (ii) disable, erase, or otherwise harm software, hardware, or data. Provider further represents and warrants that it will use commercially reasonable efforts not to impair the operation of any of EmTech’s other software and/or hardware in any way for any reason whatsoever. Provider hereby expressly waives and disclaims any right or remedy it may have at law or in equity to de-install, disable or repossess (except as may otherwise be expressly provided in this Agreement) any Deliverable. Provider further represents and warrants that it will not impair the operation of any of EmTech’s other software and/or hardware in any way for any reason whatsoever.

8.7.       No Foreign Government Review or Access to Code. The Deliverables and Services do not contain or include any product, service, or system relating to information or operational technology, cybersecurity, an industrial control system, a weapons system, or computer antivirus where Provider (or any of its affiliates or agents) has allowed a foreign government to review or access the code for such item or where Provider (or any affiliate or agent) is under any obligation to do so as a condition of entering into an agreement for sale or other transaction with a foreign government or with a foreign person on behalf of such a government.

8.8.       Third Party Software.

8.8.1.       Provider represents and warrants it has complied with all requirements of any Open Source License applicable to any Deliverable and that EmTech’s use of same in accordance with the terms and conditions of this Agreement will not violate any Open Source License or result in any requirement that any EmTech program, application or other software used in connection with the Deliverables be: (a) disclosed or distributed in source code form; (b) licensed for the purpose of making derivative works (or otherwise modifiable without restriction); or (c) licensed or redistributed at no charge. In addition, any other Third-Party Software that EmTech is required to separately license in connection with any Deliverable shall be specifically identified in the applicable Statement of Work. Provider hereby represents and warrants that any relevant Deliverable will operate with such separately licensed Third-Party Software without error.

8.8.2.       Provider hereby assigns to EmTech any and all manufacturer’s or Provider’s warranties, guarantees, representations, Agreements and indemnities, if any, with respect to any Third-Party software delivered by Provider hereunder to the extent assignable by Provider. To the extent warranties, guarantees, representations, Agreements and indemnities are not assignable by Provider, Provider agrees that EmTech may assert or enforce any right that Provider may have to enforce such warranties, guarantees, representations, Agreements and indemnities, or if such right can only be enforced by Provider and in its own name, upon EmTech’s request, Provider shall take all reasonable action requested by E to enforce such warranties, guarantees, representations, Agreements and indemnities.

9.       Indemnification.

9.1.       Indemnity. Each Party (the “Indemnitor”) shall indemnify, defend, and hold harmless the other Party (the “Indemnified Party”) and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns from and against any and all claims or threatened actions arising from, in connection with, or based on allegations whenever made of, any of the following:

9.1.1.       Indemnitor’s intentional or criminal misconduct or gross negligence;

9.1.2.       Indemnitor’s failure to Comply with Laws, Policies and Procedures);

9.1.3.       Indemnitor’s breach of an express representation or warranty;

9.1.4.       Indemnitor’s failure to obtain appropriate permits, certificates, approvals and inspections;

9.1.5.       any other prohibited discrimination or harassment by Indemnitor or its Personnel;

9.1.6.       any work-related injury or death caused by Indemnitor or its Personnel;

9.1.7.       any claim that the Indemnified Party is liable as the employer or joint employer of any Indemnitor

9.1.8.       Personnel, including and any claim for employee benefits as a result thereof;

9.1.9.       the damage, loss or destruction of any real or tangible personal property caused by the tortious conduct of Indemnitor or its Personnel; or

9.1.10.       the infringement or other violation of any copyright, trade secret, trade dress, trademark, patent, invention, mask work, proprietary information, nondisclosure or other right of any third party, alleged to have occurred because of the Documentation, Deliverables, or other materials provided by the Indemnitor under this Agreement; provided, the shall not apply to the extent an infringement or misappropriation is caused by the Indemnified Party’s failure to implement, or permit the Indemnitor to implement, a change if the Indemnitor: (a) notified the Indemnified Party that the change was necessary to cure an infringement or misappropriation; and (b) allowed the Indemnified Party a reasonable amount of time to implement, or authorize the Indemnitor to implement, the change.

9.2.       Indemnification Procedures. If an Indemnified Party desires to be indemnified it shall provide notice of its Claim to the Indemnitor.

9.2.1.       The Indemnitor shall be entitled to have sole control over the defense and settlement of such claim, which it shall defend actively and with all reasonable diligence; provided that: (a) the Indemnitor shall be liable to the Indemnified Party for reasonable expenses (including legal expenses) incurred by the Indemnified Party in connection with its assistance to Indemnitor in its defense of that claim; and (b) the Indemnitor shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such claim involving or impacting the Indemnified Party or ceasing to defend against such claim. In addition, the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense and the Indemnitor shall reasonably cooperate with such participation.

9.2.2.       If the Indemnitor fails to: (a) acknowledge its indemnification obligation; (b) assume the defense of a claim; or (c) defend a claim within a reasonable timeframe and applying commercially reasonable efforts (as determined by the Indemnified Party), the Indemnified Party may defend the claim in such manner as it may deem appropriate (without any obligation to consult with or obtain any consent from the Indemnitor), at the cost, expense, and risk of the Indemnitor, including payment of any judgment or award and the costs of settlement or compromise of the claim. The Indemnitor shall promptly reimburse the Indemnified Party for all such reasonable costs and expenses, including payment of any judgment or award and the costs of settlement or compromise of the claim. If it is determined that the Indemnitor failed to defend a claim for which it was liable, the Indemnitor shall not be entitled to challenge the amount of any settlement or compromise paid by the Indemnified Party.

10.     Notices. All notices required or contemplated by this Agreement shall be in writing. Any notice to be given or served hereunder, by either Party shall be deemed given and received hereunder when delivered personally or five (5) days after being mailed certified mail, postage prepaid, or upon confirmed delivery through a reputable, national overnight courier, to the address listed below:

Notices to EmTech.	Notices to Provider. Notices to Provider shall be
Notices to E shall be delivered or mailed to:	delivered or mailed to:
T Stamp Inc.
Emergent Technology Holdings LP	75 5th Avenue, Suite 2290
P.O. Box 309, Ugland House, Grand Cayman,	Atlanta, GA 30305
KY1-1104 Cayman Islands	Attn: Gareth N Genner
Attn: General Counsel	With required copies to:
ggenner@truststamp.ai and
With a required copy to: legal@emergenttech.com and	agowasack@truststamp.ai
daniel.chavez@emergenttech.com

11.     Miscellaneous.

11.1.     No Agency. Subject to the obligations undertaken by each Party pursuant to this Agreement, EmTech and Provider shall each be independent and conduct its own business at its own initiative, responsibility and expense. Neither Party is an agent or employee of the other and neither has the right nor any authority to enter into any contract or undertaking in the name of or for the account of the other, nor to assume or create any obligated of any kind, expressed or implied, on behalf of the other, nor shall the acts or omissions of either create any liability for the other, except as may be otherwise provided herein or as may result under the law.

11.2.     Order of Precedence. This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. In the event of any inconsistency between the sections, articles, attachments, exhibits, schedules or provisions that constitute this Agreement, the following order of precedence shall apply: (a) the terms and conditions set forth in this Agreement; (b) terms and conditions set forth in the Statement of Work (except to the extent such terms and conditions specifically refer to and are inconsistent with the specified sections of this Agreement, in which case the Statement of Work shall govern); (c) all other attachments and exhibits incorporated herein by reference. For further clarity each Party agrees: (y) that it may only modify the terms of this Agreement in a Statement of Work if the terms of the Agreement that are to be modified are expressly identified in the Statement of Work; and (z) that any modification in a Statement of Work shall only apply to that particular Statement of Work and shall not carry forward to other Statements of Work.

11.3.     Severability. In the event any one or more of the terms or provisions contained in this Agreement or any application thereof finally shall be declared by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement or any application thereof shall not in any way be affected or impaired, except that, in such an event, this Agreement shall be deemed revised in order to provide the Party adversely affected by such declaration with the benefit of its expectation, evidenced by the provision(s) affected by such a declaration, to the maximum extent legally permitted.

11.4.     Dispute Resolution Process.

11.4.1.     In the event of a dispute arising out of or relating to this contract, including any question regarding its existence, validity or termination, the Parties shall first seek settlement of that dispute by mediation in accordance with the American Arbitration Association Commercial Arbitration Rules and Mediation Procedures Amended and Effective October 1, 2013 (the “AAA Commercial Rules”), which rules are deemed to be incorporated by reference into this clause.

11.4.2.     If the dispute is not settled by mediation within 30 days of the initiation of mediation by request to the American Arbitration Association, or such further period as the parties shall agree in writing, the dispute shall be referred to and finally resolved by arbitration under the AAA Commercial Rules, applying the Expedited Procedures contained in the AAA Commercial Rules, which Rules are deemed to be incorporated by reference into this clause. However, nothing in this clause prohibits a Party from seeking temporary and/or preliminary injunctive relief from a state or federal court of law of appropriate jurisdiction located in the City of New York, New York, Borough of Manhattan in emergency circumstances, including but not limited to the dissemination of its intellectual property, to preserve the status quo pending arbitration on the merits.

11.4.3.     The language to be used in the mediation and in the arbitration shall be English. This agreement shall be governed by and construed in all respects under the laws of the State of New York, without reference to its conflict of laws rules or principles that would apply the laws of another jurisdiction. However, if the Uniform Computer Information Act (UCITA) or any substantially similar law is enacted, that statute/law will not govern any aspect of this Agreement or any license granted hereunder, and instead the law as it existed prior to such enactment will govern. In any arbitration commenced pursuant to this clause, the number of arbitrators shall be one; and the seat, or legal place, of arbitration shall be the City of New York, New York, Borough of Manhattan.

11.4.4.     The arbitrators shall be selected from a list of at least ten (10) qualified potential arbitrators supplied by the American Arbitration Association. All potential arbitrators shall be lawyers admitted to practice in the State of New York and shall have at least five (5) years of significant experience in dealing with legal issues related to information technology. Each Party shall strike from the said list the names of any potential arbitrators to whom it objects, shall number in order of preference the remaining potential arbitrators, and shall return the said list to the American Arbitration Association (without any obligation to supply a copy to the opposing party) within ten (10) days of receipt. The American Arbitration Association shall appoint as arbitrators the individual with the lowest combined numerical ranking who has indicated their availability and willingness to serve.

11.4.5.     The arbitral tribunal shall be composed of one arbitrator, who shall be independent and impartial. The decision of the arbitrator will be final and binding on the parties. Judgment on any award(s) rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Parties undertake to keep confidential all awards in their arbitration, together with all confidential information, all materials in the proceedings created for the purpose of the arbitration and all other documents produced by the other party in the proceedings and not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority. The arbitrator shall award all fees and expenses, including reasonable attorney’s fees, to the prevailing Party. Any judgment rendered by the arbitrator may be entered in any court of competent jurisdiction.

11.5.     Force Majeure. Neither Party shall be liable for loss or damage or be deemed to be in default under this Agreement if its failure to perform its obligations results from acts of God, natural disasters, fires, strikes, embargoes, war, insurrection, terrorism, riot or other cause beyond the reasonable control of the Party; provided however that the foregoing shall not be deemed to excuse any failure to exercise prudence or diligence in the conduct of such Party’s affairs. Any delay or interruption resulting from any of the causes indicated above shall extend performance for a like period, except that if any such delay on the part of Provider would, or is reasonably likely to, delay completion of the services or project that is the subject of this Agreement, EmTech shall have the option of terminating the affected Statement of Work, as applicable, without liability other than payment for any services completed by Provider through the date of termination. If either Party is affected by an interruption or delay contemplated by this Section 18.5, it will: (a) promptly provide notice to the other Party, explaining the full particulars and the expected duration of the such delay; and (b) use its best efforts to remedy the interruption or delay if it is reasonably capable of being remedied.

11.6.     Remedies, Breach and Waiver. No right or remedy conferred by this Agreement is exclusive of any other right or remedy conferred herein or by law or in equity; rather, all of such rights and remedies are cumulative of every other such right or remedy and may be exercised concurrently or separately from time-to-time. Additionally, no waiver of any breach of this Agreement shall: (a) be effective unless it is in a writing which is executed by the Party charged with the waiver; or (b) constitute a waiver of a subsequent breach, whether or not of the same nature. All waivers shall be strictly construed. No delay in enforcing any right or remedy as a result of a breach of this Agreement shall constitute a waiver thereof.

11.7.     Equitable Relief. Recognizing that damages may not be an adequate remedy in the event of a breach of this Agreement and that such a breach might result in irreparable harm, the Parties agree that each shall have the right to, as applicable, to seek to: (a) specifically enforce this Agreement; and (b) restrain and enjoin breaches and threatened breaches of this Agreement by the other party, in each instance without the necessity of posting any bond in connection therewith (which is hereby irrevocably waived by the parties).

11.8.     Interpretation, Headings, and Use of Terms. This Agreement is the product of negotiations between the Parties and their respective counsel. No provision or section of this Agreement shall be read, construed or interpreted for or against any Party by reason of ambiguity of language, as a result of a rule of construction against the draftsman, or any similar doctrine. Headings of articles and sections in this Agreement are for the convenience of the Parties only. They shall not constitute a part of this Agreement when interpreting or enforcing this Agreement. All defined terms used in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular and/or plural, in each instance as the context and/or particular facts may require. Use of the terms “hereunder”, “herein”, “hereby”, and similar terms refer to this Agreement.

11.9.     Counterparts; Electronic or Digital Signatures. The parties may sign this Agreement (and each SOW) in several counterparts, each of which will be deemed an original but all of which together will constitute one instrument. Subject to applicable Laws, this Agreement and the SOWs to be entered into under this Agreement will be considered signed when the signature of a Party is delivered by (1) scanned image (for example, as a “portable document format” or “.pdf” file) as an attachment to electronic mail (email), or (2) use of an electronic or digital signature process such as Adobe Sign or DocuSign, and any such scanned, electronic or digital signature is to be treated in all respects as having the same effect as an original signature, except that either party may require the exchange of original signatures.

11.10.       Entire Agreement. This Agreement shall constitute the entire agreement between Provider and the E and contains all of the understandings and agreements of the Parties in respect of the subject matter hereof. Any and all prior understanding and agreements, expressed or implied, between the Parties hereto in respect of the subject matter hereof are superseded hereby. This Agreement (including any schedule to this Agreement) may not be modified or amended except by an instrument in writing signed by the Parties hereto. Accordingly, no course of conduct shall constitute an amendment or modification of this Agreement (including any schedule to this Agreement). Any additional or different terms appearing on any invoice, purchase order, click-through license, shrinkwrap license, or other document that includes terms and conditions in standard or preprinted documents or on Provider’s web site that are inconsistent with this Agreement shall be void and have no force or effect.

IN WITNESS WHEREAS, the Parties hereto have caused this Agreement to be executed as of the Effective Date in duplicate originals by their duly authorized officers, each Party retaining one duplicate original hereof.

Emergent Technology Holdings LP	Provider – T Stamp Inc.

Signature:	/s/ Brent de Jong	Signature:	/s/ Gareth Neville Genner

Name: Brent de Jong	Name: Gareth Genner

Title: Chairman	Title: Chief Executive Officer

STATEMENT OF WORK – TRUST STAMP AUTHENTICATION AUTOMATION

This Statement of Work (“SOW”) is entered into as of this 1st day of July, 2019 (the “Effective Date”) and is part of the TECHNOLOGY SERVICES AGREEMENT (“Agreement”) by and between T Stamp Inc., a corporation organized under the laws of Delaware and, with its principal place of business at 75 5th Street NW, Atlanta, Georgia 30308 (“Trust Stamp” or “Vendor”) and Emergent Technology Holding LP, with address at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands (“Emergent” or “Company”).

All terms defined in the Agreement shall have the same meaning in this SOW as in the Agreement unless otherwise defined herein. The terms and conditions of the Agreement are hereby incorporated by reference in this SOW. References in this SOW to sections refer to sections in this SOW unless specifically referring to the Agreement.

	Party	T Stamp Inc.	Emergent Technology Holdings LP

Information	Address	Trust Stamp	P.O. Box 309, Ugland House, Grand
		ATDC, 75 5th St NW, Suite 2290	Cayman, KY1-1104 Cayman Islands
Atlanta, Georgia, 30308 USA

Phone

Contact	Name	Gareth Genner	Daniel Chavez
	Title	General Counsel	General Counsel

	Phone	717-746-8529	713-239-2710
	Email	ggenner@truststamp.net	legal@emergenttech.com

Description of Services- Overview

1.	Company implementing use of Trust Stamp authentication into Emergent as a Service platform where it can be made available to other internal Emergent platforms such as Responsible Gold, Emergent Payments and others.
a.	Vendor must deliver changes required core identity products to support integration into Emergent identity platform, including adjustments to accommodate specific needs dictated by Emergent.

b.	Vendor will create and deliver mechanism for gold bullion identification, comparison and deduplication API that can be integrated into Emergent Responsible Gold and GCoin platforms.

Note: This project does not request modifications to the core functionalities of validating IDs, facial recognition, and proof of life.

2.	Vendor will not be providing any client branded links/pages to consumer, rather will be providing access to API driven software as a service microservices
3.	Vendor will not be creating any device specific applications or front end systems to communicate with Trust Stamp APIs.
4.	Trust Stamp must pass all InfoSec requirements for this project
5.	Vendor to provide regular updates (i.e: weekly) on working hours consumed vs completion progress status

Project Description

Trust Stamp: Vendor to deliver changes required to support Trust Stamp integration into Emergent for Identity and Gold Platforms.

Timeline: Vendor shall complete the Services described in this SOW and the attached quotes no later than September 30, 2019, except for the Services related to the GoldID project which should be completed no later than October 31, 2019, and provided that the R&D of gold bar OCR may be delayed and delivered at a later date, but no in no event later than December 31, 2019, unless otherwise agreed by the parties.

Company: Once Vendor completes work, Company will begin integration effort.

Fees

Vendor’s Fees for the SOW will be as set out in the attached quotes. Vendor agrees and acknowledges that it has receive payment in full of any all Fees due under this SOW.

Acceptance Procedure

Upon delivery of the Deliverables, Company shall within 10 business days approve or reject such Deliverables and provide written notice of any defects found or changes needed with any remediation to be completed within 8-working days.

Company will conduct a series of tests specified below to ensure the proper functioning of such product per Company’s specifications.

Core Functionalities:

•	DeDuplication/GrayList:
•	Creation of Unique GUID ID creation/passing/lookup that will be passed back and can be used to reference a customer in addition to the biometric hash
•	Creation of end point for deletion of user record
•	Addition of updating information fields in a user record
•	Documentation of API, Database and configuration settings
•	Access to Docker images for code updates
•	Gold Bar
•	Creation of segmentation, encoding and recognition solution to be used with gold bullion for the purpose of establishing and confirming bar identity/provenance
•	Creation of convolutional neural network to enable learning system to enhance capabilities of detection/identification methods
•	OCR enablement of reading serial numbers of gold bullion to provide multiple factor identification methods
•	Logo/brand/pattern matching of gold bullion with enabled gold bar producing customer base
•	Documentation of API, Database and configuration settings
•	Delivery of software as a service cloud enabled API layer
•	Documentation of API, Database and configuration settings
•	Access to Docker images for code updates
•	WUBs
•	Create automated trouble shooting payload mechanism to enhance debugging capabilities
•	Finalize amount verification implementation to allow for both full and partial payments of amounts
•	Finalize payer and name verification implementation to handle abbreviated names as well as parent names found on documentation
•	Create two page passport handling functionality
•	Implement multi-country currency notation handling in documents
•	Delivery of software as a service cloud enabled API layer
•	Documentation of API, Database and configuration settings
•	Access to Docker images for code updates

•	Penetration Test: absence of vulnerabilities or not major vulnerabilities approved by Company’s InfoSec department.
•	Maintenance: This SOW will also cover maintenance and upgrades to the product set for one year after each initial product launch date. Further future maintenance contracts will be negotiated outside of this agreement.

Service Levels

•	Service levels will be governed by the terms of the Agreement.

T Stamp Inc.	Emergent Technology Holdings LP

BY:	/s/Gareth Neville Genner	BY:	/s/ Brent de Jong

NAME	Atlanta	NAME	Brent de Jong

TITLE	CEO	TITLE	Chairman

TrustStamp

Deduplication estimation for Emergent SOW.

Prepared by:

Scott Francis (CTO), Jacek Suwalski (VP Product Delivery)

Table of contents	2
Overview.	3
Estimate.	4
Estimations and cost.	5
Detailed breakdown of features	6
Development	6
Dev Ops	6
QA	6
Management	6

2

Overview.

Implementation of the Graylist/Deduplication project, described during the Emergent Technology and Trust Stamp meetings.

This project will be billed and payable on an all-time-spent basis and not based upon specific deliveries.

Billing will be calculated on time spent and reported in each calendar month and invoices will be payable by wire transfer within 5-working days of submission.

This estimate is a good-faith approximation of the time believed to be required based on the limited information available. The actual cost will be based on the entire time required to execute the project.

All hours will be billed and payable whether spent on planning, meetings, design, coding, quality assurance, scope changes, bug fixes or other relevant activities. Staff-days are the estimation of the days of effort required and not an indication of the time-scale for completing the project. For the purpose of billing partial days, a working day will be calculated as 8 hours of billed work.

Unless Emergent Technology notifies Trust Stamp within 3-working days that the work should be stopped or modified the updated estimate will be deemed approved.

Scope changes must be requested in writing. A scope change that increases the project cost by not more than 20% may be evidenced by an exchange of emails. Scope changes that exceed 20% of the project cost require a formal modification of the Statement of Work unless both parties agree in writing to waive such formal modification.

3

Estimate.

Features		Estimate
LightCorn implementation
Implementing the model in LightCorn		5
Server configuration changes		3
Database changes		3
	Total	11
Endpoint changes
Changes to the API		6
End-to-end tests and testing		5
	Total	11
Management
Jacek Suwalski		3
Scott Francis		1
	Total	4
Support
Developer Availability/Discussion		2

Total staff days		28
Amount of hours		224

Annotation Costs
Per ID annotation time (in hours at QA rate)	4

4

Estimations and cost.

Rates per staff day
AI Scientist	$550.00
DevOps	$450.00
QA	$240.00
Norman Poh	$800.00
Jacek Suwalski	$400.00
Scott Francis	$800.00

Staff-days required
AI Scientist	QA	Dev Ops	Jacek	Scott	Total
			Suwalski	Francis
17	5	3	3	1	28

Cost
			Jacek	Scott
AI Scientist	QA	Dev Ops	Suwalski	Francis	Total
$9,350	$1200	$1,350	$1,200	$800	$13,900

5

Detailed breakdown of features

Development

Detailed list of activities:

•	Enable search in graylist database using GUID.
•	Move responsibility of GUID generation to LightCorn
•	Enable deletion of customer record by GUID or Biometric hash
•	Modification of API endpoints
•	Documentation updates

Dev Ops

Detailed list of activities:

•	Building out the dev ops architecture based in Kubernetes and ensuring proper on prem deployment capabilities.

QA

Detailed list of activities:

•	Manual QA of the solution which includes using endpoints for uploading and retrieving data, testing of overall performance of the service and additional efforts to spot and troubleshoot bugs.

Management

•	Jacek Suwalski - Project management of day-to-day operations, reporting.
•	Scott Francis - Oversight and reporting,

6

TrustStamp

Gold project estimation for Emergent SOW.

Prepared by:

Scott Francis (CTO), Jacek Suwalski (VP Product Delivery)

Table of contents	2

Overview.	3

Estimate.	4
R&D efforts	4
Development	5
Deployment	6
QA	6
Management	6

Estimations and cost.	7

Detailed breakdown of features	8
R&D	8
Development	10
Deployment	11
QA	11
Management	11

2

Overview.

Implementation of the Gold Bar project, described during the Emergent Technology and Trust Stamp meetings.

This project will be billed and payable on an all-time-spent basis and not based upon specific deliveries.

Billing will be calculated on time spent and reported in each calendar month and invoices will be payable by wire transfer within 5-working days of submission.

This estimate is a good-faith approximation of the time believed to be required based on the limited information available. The actual cost will be based on the entire time required to execute the project.

All hours will be billed and payable whether spent on planning, meetings, design, coding, quality assurance, scope changes, bug fixes or other relevant activities. Staff-days are the estimation of the days of effort required and not an indication of the time-scale for completing the project. For the purpose of billing partial days, a working day will be calculated as 8 hours of billed work.

Unless Emergent Technology notifies Trust Stamp within 3-working days that the work should be stopped or modified the updated estimate will be deemed approved.

Scope changes must be requested in writing. A scope change that increases the project cost by not more than 20% may be evidenced by an exchange of emails. Scope changes that exceed 20% of the project cost require a formal modification of the Statement of Work unless both parties agree in writing to waive such formal modification.

3

Estimate.

R&D efforts

Features		Estimate
Segmentation/encoding/recognition solution
Analysis of the new dataset		5
Specific research into performance factors		5
Corner cases (duplicates, specific cases)		3
Reporting		2
	Total	15
Neural Network performance improvements
Improvements based on the report		5
Research of new methods		10
Model changes		3
ERR calculations		5
Reporting		2
	Total	23
Bandwidth optimisation research
Image processing improvements		12
Image quality assessment
R&D phase		15
Implementation		10
	Total	25
OCR
Finishing work on the previous models		10
Training models based on templates		10

Performance improvements		10
Building out the OCR service		5
ERR calculations		3
Reporting		2
	Total	40

Logo detection / pattern matching
Continuation of work on the previous models		10
ERR calculations		3
Reporting		2
	Total	15

	Total staff days	130

4

Development

Features		Estimate
Core application refactor
Python refactor		10
Webapp refactor
Refactoring efforts		15
Enrollment
Building the pipeline		5
Endpoints and error handling		5
	Total	10
Verification
Building the pipeline		3
Endpoints and error handling		5
	Total	8
GUID system
Implementation of the GUID system		5
Other
Meetings and set up		5
Support Hours		10
	Total	15
QA
Manual QA		10
Automated tests		15
	Total	25

Total staff days		88

5

Deployment

Features	Estimate
Performance improvements and architecture
Building out the dev ops architecture	10
Performance improvements	10

Total staff days	20

Management

Person	Estimate
Management
Jacek Suwalski	15
Scott Francis	4
Norman Poh	40

6

Estimations and cost.

Rates per staff day
AI Scientist	$550.00
DevOps	$450.00
QA	$240.00
Norman Poh	$800.00
Jacek Suwalski	$400.00
Scott Francis	$800.00

Staff-days required
AI Scientist	QA Engineer	Dev Ops	Norman	Jacek	Scott	Total
			Poh	Suwalski	Francis
193	25	20	40	15	4	297

Cost
			Norman	Jacek	Scott
AI Scientist	QA Engineer	Dev Ops	Poh	Suwalski	Francis	Total
$106,150	$6,000	$9,000	$32,000	$6,000	$3,200	$162,350

7

Detailed breakdown of features

R&D

1.       Segmentation/encoding/recognition solution

a.       Analysis of the new dataset

Analysis of the new dataset, collected using 5 scenarios. The analysis will be performed using the current model, built using previous datasets. The purpose of this research is to assess the performance of the current solution and discover possible improvements.

b.       Specific research into performance factors

Breakdown of specific factors impacting the performance of the current model. Assessment of potential overfitting, structure and performance indicators.

c.       Corner cases (duplicates, specific cases)

Research into “duplicate gold bars” collected by Emergent. Breakdown of corner cases that were not caught by the previous model.

d.       Reporting

Documentation containing the current status of the service, it’s performance (measured in ERR) and recommendations for further research.

2.       Neural Network performance improvements

a.       Improvements based on the report

Implementation of improvements from the report. Further assessment of performance.

b.       Research of new methods

Research into new potential solutions, suggested in the report. May include new methods of training, assessment (new graphs) or enhancements to specific parts of the model (e.g. segmentation)

c.       Model changes

Changes to the model itself, including potential retraining. Each change requires performance assessment and a breakdown of additional improvements.

d.       ERR calculations

Calculations of ERR for each specific step, as well as the calculations for the final report.

e.       Reporting

8

Documentation containing the current status of the service, it’s performance (measured in ERR) and recommendations for further research.

3.       Bandwidth optimisation research

a.       Image processing improvements

Research of Android-related performance optimisation methods that may include resizing the image, changes to color schema or changing the filetype.

4.       Image quality assessment

a.       R&D phase

Breakdown of specific methods of potential image quality assessment that may include blur detection or glare detection.

b.       Implementation

Implementation of image quality assessment methods that have the highest probability of filtering out bad quality images.

5.       OCR

a.       Finishing work on the previous models

Finishing research for R&D-level solutions that were developed during the first phase of the project. Assessment of validity and potential improvements to the solutions.

b.       Training models based on templates

Building out a system that allows OCR based on specific templates, detected via the Logo detection algorithms.

c.       Performance improvements

Overall improvements to the performance of the service.

d.       Building out the OCR service

Buildout of R&D-level service that allows images to be processed. The service was not built as part of the first phase.

e.       ERR calculations

Calculations of ERR for each specific step, as well as the calculations for the final report.

f.       Reporting

Documentation containing the current status of the service, it’s performance (measured in ERR) and recommendations for further research.

6.       Logo detection / pattern matching

a.       Continuation of work on the previous models

The previous model is an R&D level solution that had a 100% accuracy on a limited dataset. The dataset needs to be expanded and further research needs to include a plan of improvements, based on accuracy and performance of the service.

b.       ERR calculations

Calculations of ERR for each specific step, as well as the calculations for the final report.

c.       Reporting

Documentation containing the current status of the service, it’s performance (measured in ERR) and recommendations for further research.

9

Development

1.       Core application refactor

a.       Python refactor

The current application requires specific changes to serving of Tensorflow models, as well as how the data is handled. We need to account for the possibility of serving multiple additional models which were not a part of the scope of the first phase.

2.       Webapp refactor

a.       Refactoring efforts

The current webapp, and it’s model, will be used as a method of receiving and serving data from/to specific endpoints. The necessary changes include modification of the current storage model and additional work on specific aspects of the architecture of the entire solution.

3.       Enrollment

a.       Building the pipeline

Buildout of the pipeline used for enrollment of gold bars. The pipeline will follow specification laid out by Emergent Technology in the architecture document.

b.       Endpoints and error handling

Buildout of the endpoints necessary for enrollment of gold bars.

4.       Verification

a.       Building the pipeline

Buildout of the pipeline used for verification of gold bars. The pipeline will follow specification laid out by Emergent Technology in the architecture document.

b.       Endpoints and error handling

Buildout of the endpoints necessary for verification of gold bars.

5.       GUID system

a.       Implementation of the GUID system

Buildout of the system necessary for assigning and retrieving of GUIDs. This task includes changes to storage of data. The GUID system will follow specification laid out by Emergent Technology in the architecture document.

6.       QA

a.       Manual QA

Manual QA of the solution which includes using endpoints for uploading and retrieving data, testing of overall performance of the service and additional efforts to spot and troubleshoot bugs.

b.       Automated tests

10

Adding automated tests to the solution, used to assess performance after each major change as well as verification of the service after each deploy.

Deployment

1.       Performance improvements and architecture

a.       Building out the dev ops architecture

Buildout of architecture based in Kubernetes. This includes dockerization of code and specification of architecture necessary for hosting of the solution.

b.       Performance improvements

Performance improvements to serving and retrieving data in a Kubernetes architecture.

Management

1.       Jacek Suwalski

Project management of day-to-day operations, reporting.

2.       Scott Francis

Oversight and reporting,

3.       Norman Poh

Scientific support at all stages of the project.

11

TrustStamp

WUBs for Emergent SOW.

Prepared by:

Scott Francis (CTO), Jacek Suwalski (VP Product Delivery)

Table of contents	2
Overview.	3
Estimate.	4
Estimations and cost.	6

2

Overview.

Implementation of the WUBs project, described during the Emergent Technology and Trust Stamp meetings.

This project will be billed and payable on an all-time-spent basis and not based upon specific deliveries.

Billing will be calculated on time spent and reported in each calendar month and invoices will be payable by wire transfer within 5-working days of submission.

This estimate is a good-faith approximation of the time believed to be required based on the limited information available. The actual cost will be based on the entire time required to execute the project.

All hours will be billed and payable whether spent on planning, meetings, design, coding, quality assurance, scope changes, bug fixes or other relevant activities. Staff-days are the estimation of the days of effort required and not an indication of the time-scale for completing the project. For the purpose of billing partial days, a working day will be calculated as 8 hours of billed work.

Unless Emergent Technology notifies Trust Stamp within 3-working days that the work should be stopped or modified the updated estimate will be deemed approved.

Scope changes must be requested in writing. A scope change that increases the project cost by not more than 20% may be evidenced by an exchange of emails. Scope changes that exceed 20% of the project cost require a formal modification of the Statement of Work unless both parties agree in writing to waive such formal modification.

3

Estimate.

Features		Estimate
Create automated troubleshooting capture method
Design solution w/Emergent		7
Implement solution		5
QA		2
Dev Ops		2
Total		16
Finalize Amount Verification Implementation
Debug/Analysis		9
Implementation		9
QA		5
Dev Ops		2
	Total	25
Finalize Payer/Name Verification
Debug/Analysis		9
Implementation		9
QA		5
Dev Ops		2
	Total	25
2 Page Passport Handling
R&D		20
Implementation		10
QA		5
	Total	35
Multi Country Currency Notation Handling
R&D		20
Implementation		10
QA		5
	Total	35

4

Management
Jacek Suwalski		5
Scott Francis		5
	Total	10

	Total staff days	146
	Amount of hours	1168

Annotation Costs
Per ID annotation time (in hours at QA rate)	4

5

Estimations and cost.

Rates per staff day
AI Scientist	$550.00
DevOps	$450.00
QA	$240.00
Norman Poh	$800.00
Jacek Suwalski	$400.00
Scott Francis	$800.00

Staff-days required
AI Scientist	QA	Dev Ops	Jacek	Scott	Total
			Suwalski	Francis
108	22	6	5	5	146

Cost
			Jacek	Scott
AI Scientist	QA	Dev Ops	Suwalski	Francis	Total
$59,400	$5,280	$2,700	$2,000	$4,000	$73,380

6

EXHIBIT B

License Agreement

[Attached]

7

LICENSE AND ASSIGNMENT AGREEMENT

This License and Assignment Agreement (“Agreement”) is made as of the 1st day of July, 2019 (“Effective Date”) by and between T Stamp Inc., a Delaware corporation with offices at 75 5th Avenue, Suite 2290, Atlanta, GA 30305 (“Assignor”) and Emergent Technology Holdings LP, a Cayman Islands limited partnership with offices at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands (“Emergent”). “Emergent” shall include Emergent and its Affiliates. Emergent and Assignor are hereinafter collectively referred to as the “Parties” or each individually as a “Party”.

1.       Scope. Pursuant to the terms and conditions of this Agreement, Assignor agrees to (i) assign all right, title and interest throughout the world in the Emergent Implementation (as defined below) to Emergent (ii) issue a perpetual, irrevocable, worldwide license to Emergent of the General Purpose Material and the IP Rights (each as defined below). Any services with respect to the General Purpose Material shall be governed by the separate Technology Services Agreement between the Parties of even date.

2.       Definitions and Schedules.

2.1.       Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to those terms as hereinafter set forth:

2.1.1.       “Affiliate” shall mean any current or future third party that remains directly or indirectly controlling or controlled by or under direct or indirect common control thereof. For purposes of this definition, the term “control” (including the correlative meanings of the term “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such third party, whether through the ownership of voting securities or by contract or otherwise.

2.1.2.       “Copyright Act” means the Copyright Act of 1976, as amended, 17 U.S.C. §101, et. seq.

2.1.3.       “Documentation” shall mean and include, without limitation, the specifications, user manuals, reference manuals, operating guides, release notes and design notes associated with the Services.

2.1.4.       “Effective Date” shall mean the date identified in the first paragraph above. In the event a court of competent jurisdiction finds the Effective Date to be invalid or unenforceable, the Parties agree that the Effective Date shall be deemed to be the date of the execution of this Agreement as determined by later signature set forth below.

2.1.5.       “Emergent Implementation” means the combination of General-Purpose Material and Project Specific Material that together make up the GoldID application.

2.1.6.       “Gold ID applications” means the software that Assignor produced for the express purpose of using computer vision to create a hash from surface features of gold bars and then match such hashes against those from existent or future gold bars.

2.1.7.       “General Purpose Material” means any and all materials that are used in the GoldID application but were produced by Assignor for purposes other than the specific GoldID application or produced in connection with the GoldID application but intended to have broader uses.

2.1.8.       “IP Rights” means all intellectual property rights owned by Assignor as of the Effective Date, including design rights, patent rights, copyrights, trademark rights, domain name rights, database rights, trade secret rights, and any other intellectual property rights; and all applications and grants associated therewith, as such rights exist or may exist anywhere in the world.

2.1.9.       “Project Specific Material” means work product that has been created exclusively for the purposes of the Emergent implementation.

2.2.       Exclusivity. The Assignor hereby represents and warrants that currently it does not nor will it render any services (a) that are meant to be specifically used in connection with the supply chain of physical gold, the marketing or trading of gold or gold products, or the tracking, digitization or tokenization of gold, or (b) in respect of identifying kilobars or any gold product, evidencing and tracking the provenance of gold or tokenizing the ownership of, or transactions in, gold (the “Restricted Activities”). For the avoidance of doubt, this obligation relates to services provided for the specific purpose of the Restricted Activities and shall not apply to services that are provided to a third party merely by virtue of that third-party being engaged in business activities that include (but are not confined to) the Restricted Activities. This obligation shall extend until the later of (i) the date that is three (3) years after the termination date of the Technology Services Agreement between the Parties of even date, or (ii) the date that is five (5) years after the Effective Date of this Agreement. The Parties agree that this Section 2.2 shall take precedence over, and cannot be altered by, any Statement of Work issued pursuant to the Technology Services Agreement between the Parties of even date.

3.          Compliance with Trade and Economic Sanctions Laws. Parties shall comply with all trade and economic sanctions programs, including trade and economic sanctions maintained by the Office of Foreign Assets Control (“OFAC”) and similar Laws of countries where Assignor is located and where Assignor Personnel will be traveling or performing Services. Parties shall not engage in any conduct that would cause Assignor to violate applicable foreign sanctions programs.

4.          Compliance with Export Controls Laws. Parties shall comply with all applicable U.S.A. export and re-export control Laws, including the Export Administration Regulations (“EAR”) maintained by the U.S.A. Department of Commerce. Emergent shall not directly or indirectly export, re-export, transfer, divert, or otherwise dispose of any E-Furnished Items (including products derived from, based on, or otherwise incorporating a E-Furnished Item) to any destination or Person prohibited by the Laws of the U.S.A., without obtaining prior authorization from the competent Government Body authorities as required by those Laws. To the extent applicable to Services and Deliverables, Assignor shall provide Emergent with (1) the applicable Export Control Classification Number (“ECCN”) for Services and Deliverables that include software, hardware, technical data, goods, or services that are controlled by the EAR, including the ECCN of components incorporated in a Deliverable if the ECCN of that component differs from the ECCN of the Deliverable in which it is incorporated, (2) the applicable U.S.A. Census Bureau Schedule B Commodity Code for each item, (4) the applicable Harmonized Tariff Schedule (HTS) Code for each item, (3) the country of origin of each item, and (5) any analogous classification under any other applicable Law for each item.

5.         Title and Ownership Rights.

5.1	Assignor and Emergent hereby agree that all right, title and interest throughout the world in the Emergent Implementation shall belong solely to Emergent.

5.2	Assignor hereby grants to Emergent a perpetual, non-exclusive, royalty-free, fully paid-up, irrevocable and worldwide license right, to use the General-Purpose Materials in both source code and object code forms, and the IP Rights, as each may be updated from time to time, for the purposes of its own business or those of its affiliates, as further described below.

5.3	Emergent shall have the right to copy, reproduce, prepare derivative works upon, distribute copies of, display, and perform the General Purpose Materials and the IP Rights for internal use by Emergent and its affiliates. In addition, Emergent shall have the right to transfer, including via license and sublicense, the General Purpose Materials and the IP Rights to the extent they are an incidental utility incorporated into or included with any other substantive goods or services offered by Emergent. For the avoidance of doubt, the parties agree that this license excludes the ability of Emergent to sell, license, sublicense, or otherwise transfer the General Purpose Materials and IP Rights to third parties, except as expressly provided herein.

5.4	If Assignor has any rights to the General-Purpose Materials that cannot be assigned to Emergent, Assignor unconditionally and timely assist Emergent, and/or any party designated by Emergent, to (i) perfect and/or register all copyrights and other rights and protections relating to any Deliverable, throughout the world, (ii) obtain extensions and renewals of any such registrations, and (iii) from time to time enforce all copyrights and other intellectual property rights and projections relating to any Deliverable throughout the world. Assignor further agrees to have Personnel likewise engage in the aforesaid acts if requested by Emergent and, if required, to execute, or to have Personnel execute, individual waivers and/or deeds of assignment of the copyright, patent, trademark and other rights in any works or materials created pursuant to this Agreement. Assignor hereby irrevocably designates and appoints Emergent and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file, any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Assignor .

6.          Media and Documentation. Assignor represents and warrants that any media used to store and deliver Services to Emergent shall be free from defects in manufacture and material. Any Documentation furnished as part of this Agreement will be in form and substance at least equal to comparable materials generally in use in the industry and will accurately reflect all of the substantive functionality of the Services. If at any time such original Documentation is revised or supplemented by additional Documentation, thereupon Assignor shall deliver to Emergent copies of such revised or additional Documentation at no charge in quantity equivalent to the quantity of such original Documentation then in Emergent’s possession. Emergent shall have the right to reproduce or modify all Documentation supplied hereunder, provided such reproduction or modification shall be solely for the purpose(s) set forth herein.

7.          Code Integrity. Assignor represents and warrants to Emergent that no software contained in any Deliverable will contain any feature, code or instructions (including any code or instructions provided by third parties) that may be used to access, modify, delete, damage, or disable any computer, associated equipment, computer programs, data files or other electronically stored information operated or maintained by Emergent including, without limitation: (a) software locks, drop dead devices, back doors, time bombs, keys, or other software routines which may disable a computer program automatically with the passage of time or under the positive control of a person other than E; or (b) any form of virus, a Trojan horse, worm or other software routines or hardware components which may: (i) permit unauthorized access, or (ii) disable, erase, or otherwise harm software, hardware, or data. Assignor hereby expressly waives and disclaims any right or remedy it may have at law or in equity to de-install, disable or repossess (except as may otherwise be expressly provided in this Agreement) any Deliverable. Assignor further represents and warrants that it will not impair the operation of any of E’s other software and/or hardware in any way for any reason whatsoever.

8.         Third Party Software.

8.1.       Assignor represents and warrants it has complied with all requirements of any Open Source License applicable to any Deliverable and that E’s use of same in accordance with the terms and conditions of this Agreement will not violate any Open Source License or result in any requirement that any Emergent program, application or other software used in connection with the Deliverables be: (a) disclosed or distributed in source code form; (b) licensed for the purpose of making derivative works (or otherwise modifiable without restriction); or (c) licensed or redistributed at no charge. In addition, any other Third-Party Software that Emergent is required to separately license in connection with any Deliverable shall be specifically identified in the applicable Statement of Work. Assignor hereby represents and warrants that any relevant Deliverable will operate with such separately licensed Third-Party Software without error.

8.2.       Assignor hereby assigns to Emergent any and all manufacturer’s or Assignor ’s warranties, guarantees, representations, Agreements and indemnities, if any, with respect to any Third-Party software delivered by Assignor hereunder to the extent assignable by Assignor. To the extent warranties, guarantees, representations, Agreements and indemnities are not assignable by Assignor, Assignor agrees that Emergent may assert or enforce any right that Assignor may have to enforce such warranties, guarantees, representations, Agreements and indemnities, or if such right can only be enforced by Assignor and in its own name, upon E’s request, Assignor shall take all reasonable action requested by Emergent to enforce such warranties, guarantees, representations, Agreements and indemnities.

9.         Indemnification.

9.1.       Indemnity. Each Party (the “Indemnitor”) shall indemnify, defend, and hold harmless the other Party (the “Indemnified Party”) and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns from and against any and all claims or threatened actions arising from, in connection with, or based on allegations whenever made of, any of the following:

9.1.1.       Indemnitor’s intentional or criminal misconduct or gross negligence;

9.1.2.       Indemnitor’s failure to Comply with Laws, Policies and Procedures);

9.1.3.       Indemnitor’s breach of an express representation or warranty;

9.1.4.       Indemnitor’s failure to obtain appropriate permits, certificates, approvals and inspections;

9.1.5.       any other prohibited discrimination or harassment by Indemnitor or its Personnel;

9.1.6.       any work-related injury or death caused by Indemnitor or its Personnel;

9.1.7.       any claim that the Indemnified Party is liable as the employer or joint employer of any Indemnitor Personnel, including and any claim for employee benefits as a result thereof;

9.1.8.       the damage, loss or destruction of any real or tangible personal property caused by the tortious conduct of Indemnitor or its Personnel; or

9.1.9.       the infringement or other violation of any copyright, trade secret, trade dress, trademark, patent, invention, mask work, proprietary information, nondisclosure or other right of any third party, alleged to have occurred because of the Documentation, Deliverables, or other materials provided by the Indemnitor under this Agreement; provided, the shall not apply to the extent an infringement or misappropriation is caused by the Indemnified Party’s failure to implement, or permit the Indemnitor to implement, a change if the Indemnitor: (a) notified the Indemnified Party that the change was necessary to cure an infringement or misappropriation; and (b) allowed the Indemnified Party a reasonable amount of time to implement, or authorize the Indemnitor to implement, the change.

9.2.       Indemnification Procedures.

9.2.1.       If an Indemnified Party desires to be indemnified it shall provide notice of its Claim to the Indemnitor.

9.2.2.       The Indemnitor shall be entitled to have sole control over the defense and settlement of such claim, which it shall defend actively and with all reasonable diligence; provided that: (a) the Indemnitor shall be liable to the Indemnified Party for reasonable expenses (including legal expenses) incurred by the Indemnified Party in connection with its assistance to Indemnitor in its defense of that claim; and (b) the Indemnitor shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such claim involving or impacting the Indemnified Party or ceasing to defend against such claim. In addition, the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense and the Indemnitor shall reasonably cooperate with such participation.

9.2.3.       If the Indemnitor fails to: (a) acknowledge its indemnification obligation; (b) assume the defense of a claim; or (c) defend a claim within a reasonable timeframe and applying commercially reasonable efforts (as determined by the Indemnified Party), the Indemnified Party may defend the claim in such manner as it may deem appropriate (without any obligation to consult with or obtain any consent from the Indemnitor), at the cost, expense, and risk of the Indemnitor, including payment of any judgment or award and the costs of settlement or compromise of the claim. The Indemnitor shall promptly reimburse the Indemnified Party for all such reasonable costs and expenses, including payment of any judgment or award and the costs of settlement or compromise of the claim. If it is determined that the Indemnitor failed to defend a claim for which it was liable, the Indemnitor shall not be entitled to challenge the amount of any settlement or compromise paid by the Indemnified Party.

10.       Notices. All notices required or contemplated by this Agreement shall be in writing. Any notice to be given or served hereunder, by either Party shall be deemed given and received hereunder when delivered personally or five (5) days after being mailed certified mail, postage prepaid, (with the required e-mail copies) or upon confirmed delivery through a reputable, national overnight courier, to the address listed below:

Notices to Emergent.	Notices to Assignor. Notices to Assignor shall be
Notices to Emergent shall be delivered or mailed	delivered or mailed to:
to:	T Stamp Inc.
Emergent Technology Holdings LP	75 5th Avenue, Suite 2290
P.O. Box 309, Ugland House, Grand Cayman,	Atlanta, GA 30305
KY1-1104 Cayman Islands	Attn: Gareth N Genner
Attn: General Counsel	With required copies to:
ggenner@truststamp.ai and
With a required copy to: legal@emergenttech.com and	agowasack@truststamp.ai
daniel.chavez@emergenttech.com

11.       Severability. In the event any one or more of the terms or provisions contained in this Agreement or any application thereof finally shall be declared by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement or any application thereof shall not in any way be affected or impaired, except that, in such an event, this Agreement shall be deemed revised in order to provide the Party adversely affected by such declaration with the benefit of its expectation, evidenced by the provision(s) affected by such a declaration, to the maximum extent legally permitted.

12.       Dispute Resolution Process.

12.1.       In the event of a dispute arising out of or relating to this contract, including any question regarding its existence, validity or termination, the Parties shall first seek settlement of that dispute by mediation in accordance with the American Arbitration Association Commercial Arbitration Rules and Mediation Procedures Amended and Effective October 1, 2013 (the “AAA Commercial Rules”), which rules are deemed to be incorporated by reference into this clause.

12.2.       If the dispute is not settled by mediation within 30 days of the initiation of mediation by request to the American Arbitration Association, or such further period as the parties shall agree in writing, the dispute shall be referred to and finally resolved by arbitration under the AAA Commercial Rules, applying the Expedited Procedures contained in the AAA Commercial Rules, which Rules are deemed to be incorporated by reference into this clause. However, nothing in this clause prohibits a Party from seeking temporary and/or preliminary injunctive relief from a state or federal court of law of appropriate jurisdiction located in the City of New York, New York, Borough of Manhattan in emergency circumstances, including but not limited to the dissemination of its intellectual property, to preserve the status quo pending arbitration on the merits.

12.3.       The language to be used in the mediation and in the arbitration shall be English. This agreement shall be governed by and construed in all respects under the laws of the State of New York, without reference to its conflict of laws rules or principles that would apply the laws of another jurisdiction. However, if the Uniform Computer Information Act (UCITA) or any substantially similar law is enacted, that statute/law will not govern any aspect of this Agreement or any license granted hereunder, and instead the law as it existed prior to such enactment will govern. In any arbitration commenced pursuant to this clause, the number of arbitrators shall be one; and the seat, or legal place, of arbitration shall be the City of New York, New York, Borough of Manhattan.

12.4.       The arbitrators shall be selected from a list of at least ten (10) qualified potential arbitrators supplied by the American Arbitration Association. All potential arbitrators shall be lawyers admitted to practice in the State of New York and shall have at least five (5) years of significant experience in dealing with legal issues related to information technology. Each Party shall strike from the said list the names of any potential arbitrators to whom it objects, shall number in order of preference the remaining potential arbitrators, and shall return the said list to the American Arbitration Association (without any obligation to supply a copy to the opposing party) within ten (10) days of receipt. The American Arbitration Association shall appoint as arbitrators the individual with the lowest combined numerical ranking who has indicated their availability and willingness to serve.

12.5.       The arbitral tribunal shall be composed of one arbitrator, who shall be independent and impartial. The decision of the arbitrator will be final and binding on the parties. Judgment on any award(s) rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Parties undertake to keep confidential all awards in their arbitration, together with all confidential information, all materials in the proceedings created for the purpose of the arbitration and all other documents produced by the other party in the proceedings and not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority. The arbitrator shall award all fees and expenses, including reasonable attorney’s fees, to the prevailing Party. Any judgment rendered by the arbitrator may be entered in any court of competent jurisdiction.

12.6.       This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, the courts of which shall have exclusive jurisdiction over any dispute arising hereunder. For further clarity, Assignor hereby submits to personal jurisdiction of the Federal or State Courts located in New York, New York for all disputes arising hereunder. However, if the Uniform Computer Information Act (UCITA) or any substantially similar law is enacted, that statute/law will not govern any aspect of this Agreement or any license granted hereunder, and instead the law as it existed prior to such enactment will govern.

13.       Force Majeure. Neither Party shall be liable for loss or damage or be deemed to be in default under this Agreement if its failure to perform its obligations results from acts of God, natural disasters, fires, strikes, embargoes, war, insurrection, terrorism, riot or other cause beyond the reasonable control of the Party; provided however that the foregoing shall not be deemed to excuse any failure to exercise prudence or diligence in the conduct of such Party’s affairs. Any delay or interruption resulting from any of the causes indicated above shall extend performance for a like period, except that if any such delay on the part of Assignor would, or is reasonably likely to, delay completion of the services or project that is the subject of this Agreement, Emergent shall have the option of terminating the affected Statement of Work, as applicable, without liability other than payment for any services completed by Assignor through the date of termination. If either Party is affected by an interruption or delay contemplated by this Section 5.3, it will: (a) promptly provide notice to the other Party, explaining the full particulars and the expected duration of the such delay; and (b) use its best efforts to remedy the interruption or delay if it is reasonably capable of being remedied.

14.       Remedies, Breach and Waiver. No right or remedy conferred by this Agreement is exclusive of any other right or remedy conferred herein or by law or in equity; rather, all of such rights and remedies are cumulative of every other such right or remedy and may be exercised concurrently or separately from time-to-time. Additionally, no waiver of any breach of this Agreement shall: (a) be effective unless it is in a writing which is executed by the Party charged with the waiver; or (b) constitute a waiver of a subsequent breach, whether or not of the same nature. All waivers shall be strictly construed. No delay in enforcing any right or remedy as a result of a breach of this Agreement shall constitute a waiver thereof.

15.       Equitable Relief. Recognizing that damages may not be an adequate remedy in the event of a breach of this Agreement and that such a breach might result in irreparable harm, the Parties agree that each shall have the right to, as applicable, to seek to: (a) specifically enforce this Agreement; and (b) restrain and enjoin breaches and threatened breaches of this Agreement by the other party, in each instance without the necessity of posting any bond in connection therewith (which is hereby irrevocably waived by the parties).

16.       Interpretation, Headings, and Use of Terms. This Agreement is the product of negotiations between the Parties and their respective counsel. No provision or section of this Agreement shall be read, construed or interpreted for or against any Party by reason of ambiguity of language, as a result of a rule of construction against the draftsman, or any similar doctrine. Headings of articles and sections in this Agreement are for the convenience of the Parties only. They shall not constitute a part of this Agreement when interpreting or enforcing this Agreement. All defined terms used in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular and/or plural, in each instance as the context and/or particular facts may require. Use of the terms “hereunder”, “herein”, “hereby”, and similar terms refer to this Agreement.

17.       Counterparts; Electronic or Digital Signatures. The parties may sign this Agreement (and each SOW) in several counterparts, each of which will be deemed an original but all of which together will constitute one instrument. Subject to applicable Laws, this Agreement and the SOWs to be entered into under this Agreement will be considered signed when the signature of a Party is delivered by (1) scanned image (for example, as a “portable document format” or “.pdf” file) as an attachment to electronic mail (email), or (2) use of an electronic or digital signature process such as Adobe Sign or DocuSign, and any such scanned, electronic or digital signature is to be treated in all respects as having the same effect as an original signature, except that either party may require the exchange of original signatures.

18.       Entire Agreement. This Agreement shall constitute the entire agreement between Assignor and the Emergent and contains all of the understandings and agreements of the Parties in respect of the subject matter hereof. Any and all prior understanding and agreements, expressed or implied, between the Parties hereto in respect of the subject matter hereof are superseded hereby. This Agreement (including any schedule to this Agreement) may not be modified or amended except by an instrument in writing signed by the Parties hereto. Accordingly, no course of conduct shall constitute an amendment or modification of this Agreement (including any schedule to this Agreement). Any additional or different terms appearing on any invoice, purchase order, click-through license, shrinkwrap license, or other document that includes terms and conditions in standard or preprinted documents or on Assignor ’s web site that are inconsistent with this Agreement shall be void and have no force or effect.

IN WITNESS WHEREAS, the Parties hereto have caused this Agreement to be executed as of the Effective Date in duplicate originals by their duly authorized officers, each Party retaining one duplicate original hereof.

Emergent Technology Holdings LP		T Stamp Inc.

Signature:	/s/ Brent de Jong	Signature:	/s/ Gareth Neville Genner

Name:	Brent de Jong	Name:	Gareth Genner

Title:	Chairman	Title:	Chief Executive Officer

EXHBIT C

Referral Agreement

[Attached]

9

Referral Agreement

This Referral Agreement (this “Agreement”), is entered into on July 1st, 2019 (the “Effective Date”) between:

T Stamp Inc. dba Trust Stamp, a Delaware Corporation qualified to do business in the State of Georgia (the “Company”)

Mailing Address: 75 5th Avenue, Suite 2290, Atlanta, GA 30308, USA

E-mail for notices: avaldes@truststamp.ai with copy to ggenner@truststamp.ai

And

Emergent Technology Holdings LP, a Cayman Islands limited partnership (“Referral Partner”)

Mailing Address: 109 N. Post Oak Ln, Suite 435, Houston, TX 77024

E-mail for notices: daniel.chavez@emergenttech.com with copy to legal@emergenttech.com

1.	Referral Partner is hereby appointed as a non-exclusive sales channel for the Company’s and its subsidiaries’ products and services (the “Services”).

2.	Referral Partner is hereby appointed as an exclusive sales channel for the Services in connection with any part of the gold supply chain.

3.	The Company will provide Referral Partner with:

a.	A demonstration application for the Services, accessible via a browser and white-labeled for Referral Partner.

b.	One or more APIs allowing integration of the Services into Referral Partner’s product offerings in one or more configurations.

c.	Appropriate educational and marketing materials related to the Services and Referral Partner will acquire and maintain a working knowledge of, and accurately market and describe, the Services.

4.	Referral Partner is an independent contractor and not an agent or employees of the Company and shall not have authority to make any commitments of any kind on behalf of the Company, except as expressly authorized in writing.

5.	“Commission Eligible Revenue” for the purposes of this Agreement shall be the gross revenue received by the Company, less any expenses incurred in performing the Services; such expenses to include any commission or fee payable to one or more 3rd parties that have been involved in the procurement or management of the referral and which have been disclosed to the Referral Partner at the outset of the project.

6.	Where Referral Partner initially presents the Services to a potential client (a “Prospect”) and then hands off all or substantially all of the sales process to the Company, Referral Partner will be paid a commission equal to 20% of all commission eligible revenue received by the Company (or its subsidiaries) in connection with the sale of Services to such Prospect.

7.	Where Referral Partner handles all or substantially all of the sales process of the Services to a Prospect through to contract signing, Referral Partner will be paid a commission equal to 25% of all commission eligible revenue received by the Company (or its subsidiaries) in connection with the sale of Services to such Prospect.

8.	To be considered a “Prospect” and commission eligible, the potential client must not be an existing client of the Company nor a potential client already in substantive communication with the Company. Referral Partner may request written clarification by email of whether a named potential client is commission eligible and the Company shall respond thereto within two business days.

9.	In the case of projects that require the delivery of new or customized services (“Custom Projects”) the cost of creating and delivering the Services will be quoted by the Company at the outset of the project. In some cases, the Company will only undertake a Custom Project if the enterprise client pays an onboarding fee.

10.	Commission will be paid to the Referral Partner based on cash actually received by the Company (or its subsidiaries) and the Company will account to and pay Referral Partner no later than the 15th business day of the calendar month following the calendar month in which applicable revenue is received.

11.	All notices given under this agreement must be sent via U.S.P.S. to the mailing address of the counterparty (as given above or as updated by written notice) with a copy to the stipulated e-mail address and shall be deemed delivered on the third business day after the later of the mailing or e-mailing.

12.	This Agreement shall remain in force from execution until terminated by written notice given by either party.

13.	Termination by the Company will not negate any responsibility to pay Referral Partner in respect of any revenue received from:

a.	A contract entered into with a Prospect prior to termination; or
b.	A contract entered into with a Prospect within 120-days of termination provided that Referral Partner has assisted the Company with any support reasonably requested in respect of that contract.

14.

Upon termination of this Agreement, Referral Partner shall return or destroy any physical or digital copies of the Company’s proprietary information in its (or its employees and agents) possession including (but not limited to) marketing material, business and financial documents, client lists, and pricing information.

15.	Referral Partner must obtain written approval from the Company before using any marketing materials related to the Company or its product or services other than those provided by the Company.

16.	Referral Partner shall not be entitled to reimbursement for any expenses except those that have been previously approved in writing by the Company.

17.	The Company agrees to defend, indemnify, and hold harmless Referral Partner from and against any all third party claims (or other actions that could lead to losses by the Referral Partner) that are based upon the Company’s (a) violation of the law, (b) violation of this Agreement, or (c) violation of any third party’s rights.

18.	Referral Partner agrees to defend, indemnify, and hold harmless the Company from and against any all third party claims (or other actions that could lead to losses by the Company) that are based upon the Referral Partner’s (a) violation of the law, (b) violation of this Agreement, or (c) violation of any third party’s rights.

19.	This Agreement represents the full agreement between the Parties and shall supersede all previous oral or written agreements regarding the subject matter. No modification of this Agreement shall be valid unless agreed in writing by both Parties.

20.	Any condition of this Agreement that is found to be unenforceable in its entirety (or by reason of the specified scope and/or duration thereof) shall be severed (or if enforceable with lesser scope and/or duration modified to the maximum scope and/or duration that is enforceable) leaving all other terms of this Agreement in force.

21.	The parties expressly agree that any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be submitted to mediation administered by in accordance with the Rules of the American Arbitration Association. If the parties are unable to resolve their dispute in mediation, the dispute shall be settled by binding arbitration administered by in accordance with American Arbitration Association rules, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

22.	This Agreement shall be governed by the laws of the State of New York, United States of America and the parties submit to and agree to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan in the State of New York.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the Effective Date.

Signed for T Stamp Inc. (the “Company”)
/s/Gareth Neville Genner
Gareth Genner, CEO

Signed for Emergent Technology LP (“Referral Partner”)

/s/ Brent de Jong
Name: Brent de Jong
Position: Chairman

EXHIBIT D

SAFE

[Attached]

10

THIS INSTRUMENT (THIS “INSTRUMENT”) AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

T Stamp Inc.

SAFE

(Simple Agreement for Future Equity)

THIS CERTIFIES THAT in exchange for good and valuable consideration received from Emergent Technology Holdings LP (the “Investor”), T Stamp Inc. a Delaware corporation (the “Company”), hereby issues to the Investor the right to certain shares of the Company’s capital stock, subject to the terms set forth below.

The “Purchase Amount” is $2,111,953.

The “Valuation Cap” is $20,000,000.

See Section 2 for certain additional defined terms.

1.	Events

(a) Qualified Equity Financing. If there is a Qualified Equity Financing before the expiration or termination of this Instrument, the Company will redeem the this Instrument up to the sum of the Repayment Ratio unless it is mutually agreed between the parties that the Company should issue to the Investor either: (1) a number of shares of Standard Preferred Stock equal to the unrepaid element of the Purchase Amount divided by the price per share of the Standard Preferred Stock, if the pre-money valuation is less than or equal to the Valuation Cap; or (2) a number of shares of Safe Preferred Stock equal to the unrepaid Purchase Amount divided by the Safe Price, if the pre-money valuation is greater than the Valuation Cap.

In connection with the issuance of Standard Preferred Stock or Safe Preferred Stock, as applicable, by the Company to the Investor pursuant to this Section 1(a):

(i) The Investor will execute and deliver to the Company all transaction documents related to the Qualified Equity Financing; provided, that such documents are the same documents to be entered into with the purchasers of Standard Preferred Stock, with appropriate variations for the Safe Preferred Stock if applicable, and provided further, that such documents have customary exceptions to any drag-along applicable to the Investor, including, without limitation, limited representations and warranties and limited liability and indemnification obligations on the part of the Investor.

(b) Liquidity Event. If there is a Liquidity Event before the expiration or termination of this Instrument, the Investor will receive a cash payment equal to the lesser of the unrepaid Purchase Amount (subject to the following paragraph) or the Repayment Ratio or if mutually agreed at that time between the parties, receive from the Company a number of shares of Common Stock equal to the unrepaid element of the Purchase Amount divided by the Liquidity Price.

In connection with Section 1(b), the unrepaid Purchase Amount will be due and payable by the Company to the Investor concurrent with or immediately after, the consummation of the Liquidity Event. If there are not enough funds to pay the Investor and holders of other Safes (collectively, the “Cash-Out Investors”) in full, then all of the Company’s available funds will be distributed with equal priority and pro rata among the Cash-Out Investors in proportion to their Purchase Amounts, and the Cash-Out Investors will automatically receive the number of shares of Common Stock equal to the remaining unpaid Purchase Amount divided by the Liquidity Price. In connection with a Change of Control intended to qualify as a tax-free reorganization, the Company may reduce, pro rata, the Purchase Amounts payable to the Cash-Out Investors by the amount determined by its board of directors in good faith to be advisable for such Change of Control to qualify as a tax-free reorganization for U.S. federal income tax purposes, and in such case, the Cash-Out Investors will automatically receive the number of shares of Common Stock equal to the remaining unpaid Purchase Amount divided by the Liquidity Price.

(c) Dissolution Event. If there is a Dissolution Event before this Instrument expires or terminates, the Company will pay to the Investor an amount equal to the unrepaid Purchase Amount, which shall be due and payable to the Investor immediately prior to, or concurrent with, the consummation of the Dissolution Event. The unrepaid Purchase Amount will be paid prior and in preference to any Distribution of any of the assets of the Company to holders of outstanding Capital Stock by reason of their ownership thereof. If immediately prior to the consummation of the Dissolution Event, the assets of the Company legally available for distribution to the Investor and all holders of all other Safes (the “Dissolving Investors”), as determined in good faith by the Company’s board of directors, are insufficient to permit the payment to the Dissolving Investors of their respective unrepaid Purchase Amounts, then the entire assets of the Company legally available for distribution will be distributed with equal priority and pro rata among the Dissolving Investors in proportion to the unrepaid Purchase Amounts they would otherwise be entitled to receive pursuant to this Section 1(c).

(d) Termination. This Instrument will expire and terminate upon either (i) conversion of the whole of the Purchase Amount to Common Stock or ii) repayment of the whole of the Purchase Amount.

(e) Put Option. On the earlier of (i) the date that is 18 months from the date of this Instrument, and (ii) the date on which the Company has raised more than $7,000,000 of Qualified Equity Financing, the Investor may require repayment of the unrepaid element of the Purchase Amount by giving not less than 30 days-notice in writing to the Company, and the Company shall make such repayment.

(f) If the Company fails to make a demanded repayment in a timely manner, the Investor may at its option:

i) Convert any unrepaid element of the Purchase Amount to Common Stock of the Company as if a Qualified Equity Financing had occurred, and the Company had consented to such conversion; or

ii) Declare the Company in default and demand immediate repayment of the whole of the unrepaid Purchase Amount.

(g) The Company may make full or partial repayment of the Purchase Amount at any time prior to the termination of this Instrument.

2.	Definitions

“Baseline Raise” means the first $5,000,000 of Qualified Equity Financing raised by the Company.

“Capital Stock” means the capital stock of the Company, including, without limitation, the “Common Stock” and the “Preferred Stock.”

“Change of Control” means (i) a transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Company’s board of directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Company Capitalization” means the sum, as of immediately prior to the Qualified Equity Financing, of: (1) all shares of Capital Stock (on an as-converted basis) issued and outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding (A) this Instrument, (B) all other Safes, and (C) convertible promissory notes issued by the Company; and (2) all shares of Common Stock reserved and available for future grant under any equity incentive or similar plan of the Company, and/or any equity incentive or similar plan to be created or increased in connection with the Qualified Equity Financing.

“Distribution” means the transfer to holders of Capital Stock by reason of their ownership thereof of cash or other property without consideration whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, or the purchase or redemption of Capital Stock by the Company or its subsidiaries for cash or property other than: (i) repurchases of Common Stock held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to an agreement providing, as applicable, a right of first refusal or a right to repurchase shares upon termination of such service provider’s employment or services; or (ii) repurchases of Capital Stock in connection with the settlement of disputes with any stockholder.

“Dissolution Event” means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary.

“Initial Public Offering” means the closing of the Company’s first firm commitment underwritten initial public offering of Common Stock pursuant to a registration statement filed under the Securities Act.

“Liquidity Capitalization” means the number, as of immediately prior to the Liquidity Event, of shares of Capital Stock (on an as-converted basis) outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding: (i) shares of Common Stock reserved and available for future grant under any equity incentive or similar plan; (ii) this Instrument; (iii) other Safes; and (iv) convertible promissory notes.

“Liquidity Event” means a Change of Control or an Initial Public Offering.

“Liquidity Price” means the price per share equal to the Valuation Cap divided by the Liquidity Capitalization.

“Qualified Equity Financing” means a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells more than the Baseline Raise of Ordinary or Preferred Stock at a fixed pre-money valuation.

“Repayment Ratio” means 75% of the amount by which a Qualified Equity Financing exceeds the Baseline Raise.

“Safe” means an instrument containing a future right to shares of Capital Stock, similar in form and content to this Instrument, purchased by investors for the purpose of funding the Company’s business operations.

“Safe Preferred Stock” means the shares of a series of Preferred Stock issued to the Investor in a Qualified Equity Financing, having the identical rights, privileges, preferences and restrictions as the shares of Standard Preferred Stock, other than with respect to: (i) the per share liquidation preference and the conversion price for purposes of price-based anti-dilution protection, which will equal the Safe Price; and (ii) the basis for any dividend rights, which will be based on the Safe Price.

“Safe Price” means the price per share equal to the Valuation Cap divided by the Company Capitalization.

“Standard Preferred Stock” means the shares of a series of Preferred Stock issued to the investors investing new money in the Company in connection with the initial closing of the Qualified Equity Financing.

3.	Other Investor Rights

(a) Preemptive Subscription Rights. The Investor shall have the right to purchase its pro rata share of any new securities issued by the Company after the date hereof for the purpose of raising capital. Pro rata for purposes of this Instrument will be calculated based on the ratio of (1) the number of shares of Capital Stock owned by the Investor immediately prior to the issuance of the securities to (2) the total number of shares of outstanding Capital Stock on a fully diluted basis, calculated as of immediately prior to the issuance of the securities. The Company shall give Investor notice (an “Issuance Notice”) of any proposed issuance by the Company of any securities at least 10 business days prior to the proposed issuance date. The Issuance Notice shall specify the price at which such Company securities are to be issued and the other material terms of the issuance. The Investor shall be entitled to purchase up to its pro rata share of the Company securities proposed to be issued, at the price and on the terms specified in the Issuance Notice.

(b) Most Favored Nation. Neither the Company nor its subsidiaries shall enter into any additional, or modify any existing, agreements with any existing or future shareholder or investor in the Company or its subsidiaries that have the effect of establishing rights (including without limitation, director appointment rights, distribution rights, veto rights, or similar governance rights) or otherwise benefiting such shareholder or investor in a manner more favorable in any material respect to such person that the rights and benefits established in favor of the Investor by this Instrument or otherwise, unless, in any such case, the Investor has been provided with such rights and benefits.

4.	Company Representations

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which failure to so qualify or to be in good standing would have a material adverse effect on the Company.

(b) The execution, delivery and performance by the Company of this Instrument is within the power of the Company and, other than with respect to the actions to be taken when equity is to be issued to the Investor, has been duly authorized by all necessary actions on the part of the Company. This Instrument constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. The Company is not in violation of (i) its current certificate of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company or (iii) any material indenture or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c) The performance and consummation of the transactions contemplated by this Instrument do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material indenture or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d) No consents or approvals are required in connection with the performance of this Instrument, other than: (i) the Company’s corporate approvals; (ii) any qualifications or filings under applicable securities laws; and (iii) necessary corporate approvals for the authorization of Capital Stock issuable pursuant to Section 1.

(e) To its knowledge, the Company owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without any conflict with, or infringement of the rights of, others.

(f) The Capital Stock to be issued, sold and delivered upon conversion of this Instrument will be duly authorized and validly issued, fully paid and nonassessable and will be issued in compliance with all applicable US federal and state securities laws.

(g) There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company, threatened against the Company or any of its properties or any of its directors, officers or managers (in their capacities as such). There is no judgment, decree or order against the Company or, to the knowledge of the Company, any of its directors, officers or managers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Instrument, or that could reasonably be expected to have a material adverse effect on the Company.

5.	Investor Representations

(a) The Investor has full legal capacity, power and authority to execute and deliver this Instrument and to perform its obligations hereunder. This Instrument constitutes valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act. The Investor has been advised that this Instrument and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is purchasing this Instrument and the securities to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

6.	Miscellaneous

(a) Any provision of this Instrument may be amended, waived or modified only upon the written consent of the Company and the Investor.

(b) Any notice required or permitted by this Instrument will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.

(c) Except as provided in Section 3 of this Instrument, the Investor is not entitled, as a holder of this Instrument, to vote or receive dividends or be deemed the holder of Capital Stock for any purpose, nor will anything contained herein be construed to confer on the Investor, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or otherwise until shares have been issued upon the terms described herein.

(d) Neither this Instrument nor the rights contained herein may be assigned, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this Instrument and/or the rights contained herein may be assigned without the Company’s consent by the Investor to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Investor, including, without limitation, any general partner, managing member, officer or director of the Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Investor; and provided, further, that the Company may assign this Instrument in whole, without the consent of the Investor, in connection with a reincorporation to change the Company’s domicile.

(e) In the event any one or more of the provisions of this Instrument is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Instrument operate or would prospectively operate to invalidate this Instrument, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this Instrument and the remaining provisions of this Instrument will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f) In the event of a dispute arising out of or relating to this contract, including any question regarding its existence, validity or termination, the parties shall first seek settlement of that dispute by mediation in accordance with the American Arbitration Association Commercial Arbitration Rules and Mediation Procedures Amended and Effective October 1, 2013 (the “AAA Commercial Rules”), which rules are deemed to be incorporated by reference into this clause.

(g) If the dispute is not settled by mediation within 30 days of the initiation of mediation by request to the American Arbitration Association, or such further period as the parties shall agree in writing, the dispute shall be referred to and finally resolved by arbitration under the AAA Commercial Rules, applying the Expedited Procedures contained in the AAA Commercial Rules, which Rules are deemed to be incorporated by reference into this clause. However, nothing in this clause prohibits a party from seeking temporary and/or preliminary injunctive relief from a state or federal court of law of appropriate jurisdiction located in the City of New York, New York, Borough of Manhattan in emergency circumstances, including but not limited to the dissemination of its intellectual property, to preserve the status quo pending arbitration on the merits.

(h) The language to be used in the mediation and in the arbitration shall be English. This agreement shall be governed by and construed in all respects under the laws of the State of New York, without reference to its conflict of laws rules or principles that would apply the laws of another jurisdiction. In any arbitration commenced pursuant to this clause, the number of arbitrators shall be one; and the seat, or legal place, of arbitration shall be the City of New York, New York, Borough of Manhattan.

(i) The arbitrators shall be selected from a list of at least ten (10) qualified potential arbitrators supplied by the American Arbitration Association. All potential arbitrators shall be lawyers admitted to practice in the State of New York and shall have at least five (5) years of significant experience in dealing with legal issues related to information technology. Each party shall strike from the said list the names of any potential arbitrators to whom it objects, shall number in order of preference the remaining potential arbitrators, and shall return the said list to the American Arbitration Association (without any obligation to supply a copy to the opposing party) within ten (10) days of receipt. The American Arbitration Association shall appoint as arbitrators the individual with the lowest combined numerical ranking who has indicated their availability and willingness to serve.

(j) The arbitral tribunal shall be composed of one arbitrator, who shall be independent and impartial. The decision of the arbitrator will be final and binding on the parties. Judgment on any award(s) rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties undertake to keep confidential all awards in their arbitration, together with all confidential information, all materials in the proceedings created for the purpose of the arbitration and all other documents produced by the other party in the proceedings and not otherwise in the public domain, save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority. The arbitrator shall award all fees and expenses, including reasonable attorney’s fees, to the prevailing party. Any judgment rendered by the arbitrator may be entered in any court of competent jurisdiction.

(k) This Instrument may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the US federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(l) For the avoidance of doubt, it is acknowledged that the Investor will be entitled to the benefit of all adjustments in the number of shares of the Company’s Capital Stock as a result of any splits, recapitalizations, combinations or other similar transactions affected the Company’s Capital Stock underlying the Preferred Stock that occur prior to the conversion of this Instrument.

(m) From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Instrument and any agreements executed in connection herewith.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Instrument to be duly executed and delivered.

For T. Stamp Inc. (the Company)

By:	/s/ Gareth Neville Genner
Name:	Gareth Genner, CEO
Date:	July 1st, 2019

For Emergent Technology Holdings LP (the Investor)

By:	/s/ Brent de Jong
Name:	Brent de Jong, Chairman
Date:	July 1st, 2019